                                                                  EXHIBIT 4.2(a)


                                TRUST INDENTURE

                           dated as of June __, 1995

                                    between

                           WILMINGTON TRUST COMPANY,
                      a Delaware banking corporation, and
                        WILLIAM J. WADE, an individual,
             not in their individual capacities except as expressly
                 stated herein, but solely as the Owner Trustee
          under the Trust Agreement (1995-*) dated as of June __, 1995

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                        a national banking association,
                     and KATHY A. LARIMORE, an individual,
                     not in their individual capacities but
                            as the Indenture Trustee

                          Leveraged Lease of the Store
                                  located at:
                              ___________________

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
RECITALS................................................................  1

                                   ARTICLE 1

                                   PROVISIONS
                             OF GENERAL APPLICATION


SECTION 1.1  Definitions................................................  2
SECTION 1.2  Compliance Certificates and Opinions.......................  2
SECTION 1.3  Form of Documents Delivered to the Indenture Trustee.......  2
SECTION 1.4  Acts of Noteholders; Record Dates..........................  3
SECTION 1.5  Requests, Etc., to the Indenture Trustee, Tenant, the Owner
     Trustee and the Owner Participant..................................  4
SECTION 1.6  Notices to Noteholders; Waiver.............................  6
SECTION 1.7  Effect of Headings and Table of Contents...................  6
SECTION 1.8  Successors and Assigns.....................................  6
SECTION 1.9  Separability Clause........................................  6
SECTION 1.10 Benefits of Indenture......................................  6
SECTION 1.11 GOVERNING LAW..............................................  7
SECTION 1.12 Legal Holidays.............................................  7
SECTION 1.13 No Recourse Against Others.................................  7

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.1  Issuable in Series; Designations...........................  7
SECTION 2.2  Form and Denomination......................................  7
SECTION 2.3  Execution of Notes.........................................  8
SECTION 2.4  Temporary Notes............................................  8
SECTION 2.5  Registration, Registration of Transfer and Exchange........  9
SECTION 2.6  Mutilated, Destroyed, Lost and Stolen Notes................ 10
SECTION 2.7  Payment of Interest and Principal.......................... 10
SECTION 2.8  Persons Deemed Holders..................................... 12
SECTION 2.9  Cancellation............................................... 12
SECTION 2.10 Authentication, Execution, Delivery and Dating of Notes.... 12
SECTION 2.11 Source of Payments; Rights and Liabilities of the Owner
     Trustee; the Owner Participant Not Liable.......................... 12
SECTION 2.12 Series of Notes............................................ 14
SECTION 2.13 Legends.................................................... 15

                                   ARTICLE 3

                          SATISFACTION AND DISCHARGE

SECTION 3.1  Satisfaction and Discharge of Indenture.................... 15
SECTION 3.2  Application of Deposited Money............................. 17
SECTION 3.3  Release of Lien on the Property............................ 17

                                   ARTICLE 4

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                 INCOME AND PROCEEDS FROM THE INDENTURE ESTATE

SECTION 4.1  Basic Rent; Interest on Overdue Installments
     of Basic Rent...................................................... 19
SECTION 4.2  Amount Received as Result of Event of
     Loss or Exercise of Option to Terminate............................ 21
SECTION 4.3  Amounts Received After, or Held at
     Time of, Indenture Event of Default................................ 21
SECTION 4.4  Amounts Received for Which Provision
     Is Made in an Operative Document................................... 22
SECTION 4.5  Amounts Received for Which No Provision Is Made............ 22
SECTION 4.6  Payments to the Owner Trustee.............................. 23
SECTION 4.7  Excepted Payments.......................................... 23

                                   ARTICLE 5

                                   COVENANTS

SECTION 5.1  Payment of Principal, the Make-Whole
     Premium, If Any, and Interest...................................... 23
SECTION 5.2  Money for Note Payments to Be Held in Trust................ 23
SECTION 5.3  Maintenance of Office or Agency............................ 24
SECTION 5.4  Title; Further Assurances; Recording....................... 24
SECTION 5.5  Termination of Trust Agreement and Transfer of Interest.... 25
SECTION 5.6  Notice of Default.......................................... 25
SECTION 5.7  Discharge of Liens; Etc. .................................. 25
SECTION 5.8  Notice of Remedial Action.................................. 26
SECTION 5.9  Paying Agents.............................................. 26
SECTION 5.10 Notice..................................................... 26

                                   ARTICLE 6

                              REDEMPTION OF NOTES

SECTION 6.1  Applicability of Article...................................  27
SECTION 6.2  Notice to the Indenture Trustee of Redemption..............  28
SECTION 6.3  Notice of Redemption.......................................  28
SECTION 6.4  Deposit of Redemption Price; Credit with Respect to
     Surrender of Notes.................................................  29
SECTION 6.5  Notes Payable on Redemption Date...........................  30

                                   ARTICLE 7

                               EXCHANGE OF NOTES

SECTION 7.1  Exchange of Obligations of the Owner Trustee for
     Secured Obligations of Tenant......................................  31

                                   ARTICLE 8

                     INDENTURE EVENTS OF DEFAULT; REMEDIES

SECTION 8.1  Indenture Events of Default................................  33
SECTION 8.2  Acceleration upon Notice; Rescission.......................  35
SECTION 8.3  Waiver of Past Defaults....................................  36
SECTION 8.4  Note Purchase..............................................  36

                                   ARTICLE 9

                             THE INDENTURE TRUSTEE

SECTION 9.1  Certain Rights and Duties of the Indenture Trustee.........  37
SECTION 9.2  Not Responsible for Recitals or Issuance of Notes..........  40
SECTION 9.3  The Indenture Trustee and Authorized Agents May Hold Notes.  40
SECTION 9.4  Funds May Be Held by the Indenture Trustee or Paying Agent;
     Investments........................................................  40
SECTION 9.5  Compensation, Reimbursement and Indemnification............  41
SECTION 9.6  Corporate Indenture Trustee Required; Eligibility..........  42
SECTION 9.7  Resignation and Removal; Appointment of Successor..........  42
SECTION 9.8  Acceptance of Appointment by Successor.....................  44
SECTION 9.9  Merger, Conversion, Consolidation or Succession to
     Business...........................................................  44
SECTION 9.10 Maintenance of Agencies....................................  44
SECTION 9.11 Co-Indenture Trustee or Separate Trustee...................  47
SECTION 9.12 Withholding Taxes..........................................  48

                                  ARTICLE 10

                               NOTEHOLDERS' LISTS

SECTION 10.1  List of Names and Addresses of Noteholders................  49

                                   ARTICLE 11

                            SUPPLEMENTAL INDENTURES

SECTION 11.1  Supplemental Indentures Without Consent of Noteholders....  49
SECTION 11.2  Amendments with Consent of Noteholders....................  51
SECTION 11.3  Execution of Supplemental Indentures......................  52
SECTION 11.4  Effect of Supplemental Indentures.........................  52
SECTION 11.5  Reference Notes to Supplemental Indentures................  53

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

SECTION 12.1  Execution in Counterparts.................................  53
SECTION 12.2  Tenant Not Liable.........................................  53
SECTION 12.3  Limitation of Liability...................................  53

                                   ARTICLE 13

                                  REFINANCING

SECTION 13.1  Refinancing ..............................................  54

TRUST INDENTURE (this "Indenture"), dated as of June __, 1995, between:
                       ---------

     WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as owner trustee (together with its permitted successors and assigns, the "Corporate Owner Trustee") having an address at 1100 North Market Street,
     ------------------------
     Rodney Square North, Wilmington, Delaware 19890-0001 and WILLIAM J. WADE, not in his individual capacity, except as expressly provided herein, but solely as owner trustee (together with his permitted successors and assigns, the "Individual Owner Trustee"; together with the Corporate Owner
                   ------------------------
     Trustee, the "Owner Trustee", as trustees under that certain Trust
                   -------------
     Agreement (1995-*), dated as of June __, 1995 (the "Trust Agreement")),
                                                         ---------------
     having an address c/o the Corporate Owner Trustee,

                                      and

     SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, not in its individual capacity, except as expressly provided herein, but solely as trustee hereunder (together with its permitted successors and assigns, the "Corporate Indenture Trustee"), having an
                                  ---------------------------
     address at 777 Main Street, Hartford, Connecticut 06115, and KATHY A. LARIMORE, an individual having an address at 777 Main Street, Hartford, Connecticut 06115, not in her individual capacity, except as expressly provided herein, but solely as trustee hereunder (together with her permitted successors and assigns, the "Co-Indenture Trustee"; together with
                                            --------------------
     the Corporate Indenture Trustee, the "Indenture Trustee"), having an
                                           -----------------
     address c/o the Corporate Indenture Trustee.

     RECITALS:
     --------

     A. The Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the lien and security interest of the First Supplemental Indenture and the Owner Trustee is authorized and directed to execute and deliver this Indenture;

     B. The Owner Trustee has authorized the Notes, issuable in one or more series as may be set forth in a Supplemental Indenture hereto in accordance with the terms of this Indenture; and to secure the Notes and to provide for the authentication and delivery thereof by Indenture Trustee, the Owner Trustee has duly authorized the execution and delivery of this Indenture;

     C. The Owner Trustee is the owner of the Landlord Interest and shall, concurrently with the execution of this Indenture, lease the Property to Tenant pursuant to the Lease; and

     D. The Lease has been executed and delivered contemporaneously herewith and a memorandum in respect of the Lease will be recorded with the registry where the Deed to the Property was recorded.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and all the covenants, agreements and provisions contained herein, in the Notes and in any Supplemental Indenture entered into from time to time in accordance with the terms of this Indenture, in each case for the uses and purposes and subject to the terms and provisions hereof:

     IT IS HEREBY COVENANTED AND AGREED that all the Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject hereto are to be held subject to the further covenants, conditions, uses and trusts herein set forth, and the Owner Trustee, intending to be legally bound hereby, hereby covenants and agrees with the Indenture Trustee for itself and for the equal and proportionate benefit and security of the Noteholders of the Outstanding Notes from time to time, and the Indenture Trustee agrees to accept the trusts and duties herein set forth, as follows:


                                   ARTICLE 1

                                   PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 1.1  Definitions.   Unless the context shall otherwise require,
                  -----------
each of the capitalized terms used in this Indenture and not otherwise defined in this Indenture shall have the meaning assigned to it in Appendix A, and the rules of usage set forth in Appendix A shall apply thereto. As used in this Indenture, the term "parties" means, collectively, the Owner Trustee and the
                     -------
Indenture Trustee. Unless otherwise indicated, references in this Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Indenture.

     SECTION 1.2  Compliance Certificates and Opinions.   Every request or
                  ------------------------------------
application by the Owner Trustee for action by the Indenture Trustee shall, except with respect to requests for the delivery of documentation, be accompanied by an Officers' Certificate of the Owner Trustee stating that, to the best knowledge of the Person making such certificate, the conditions precedent, if any, to such action provided for in this Indenture have been complied with.

     SECTION 1.3  Form of Documents Delivered to the Indenture Trustee.  In  any
                  ----------------------------------------------------
case where several matters are required to be certified by, or covered by, an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by, only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer actually knows that such opinion with respect to the matters upon which such certificate or opinion is based is erroneous. Any such opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Owner Trustee stating that the information with respect to such factual matters is in possession of the Owner Trustee, unless such counsel actually knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.4  Acts of Noteholders; Record Dates.
                  ---------------------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor, signed by such Noteholders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Owner Trustee and Tenant. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of
 ---
execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 9.1, conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Section 1.4.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof; (2) by a notarized affidavit of a witness to such execution; or (3) by having the signature guaranteed by an "eligible guarantor institution", as that term is defined in Rule 17Ad-15 under the Securities Exchange Act. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any such manner which the Indenture Trustee deems sufficient, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) The Owner Trustee may fix any date as the record date for the purpose of determining the Noteholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Noteholders, which date shall be no more than 60 days before the first solicitation of a Noteholder made by any Person with respect to any such action. If not set by the Owner Trustee prior to the first solicitation of a Noteholder made by any Person with respect to any such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Noteholders required to be provided pursuant to Section 10.1) prior to the first solicitation or vote, as the case may be. With regard to any record date, only the Noteholders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind every other holder of a Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

          (f) Without limiting the foregoing, a Noteholder entitled hereunder to give or take any such action with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

     SECTION 1.5  Requests, Etc., to the Indenture Trustee, Tenant, the Owner
                  -----------------------------------------------------------
Trustee and the Owner Participant.  Any request, demand, authorization,
- ---------------------------------
direction, notice, consent, waiver or Act of Noteholders or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with the following Persons, shall be sufficient if in writing and delivered in person or by courier or mailed by certified or registered mail, return receipt requested, or transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), and shall be deemed given upon receipt (or refusal of delivery by the addressee) thereof, to:

          (1)  the Indenture Trustee, at

               777 Main Street
               Hartford, Connecticut  06115
               Fax:  (203) 986-7920
               Attn.:  Corporate Trust Administration;

          (2)  the Owner Trustee, at

               1100 North Market Street
               Rodney Square North
               Wilmington, Delaware  19890-0001
               Fax: (302) 651-8882
               Attention: Corporate Trust Administration

          (3)  Tenant, at

               3100 West Big Beaver Road
               Troy, Michigan  48084
               Fax:  (810) 643-2689
               Attn.:  Vice President - Real Estate;

          with a copy to:

               Erik J. Stone, Esq.
               Dickinson, Wright, Moon, Van Dusen & Freeman
               525 North Woodward Avenue
               Bloomfield Hills, Michigan  48304
               Fax:  (810) 433-7274;   or

          (4)  the Owner Participant, at

               ---------------------------
               ---------------------------
               ---------------------------
               ---------------------------

or to any of the above Persons at any other address or telecopy number subsequently furnished in writing by it in accordance with this Section 1.5 to each of the other Persons listed above.

     Whenever the Owner Trustee shall deliver any notice, report, certificate, opinion or other document to the Indenture Trustee, it shall immediately send copies thereof to each of the other parties named above, and whenever the Indenture Trustee shall send any notice, report, certificate, opinion or other document to the Owner Trustee, it shall simultaneously send copies thereof to each of the other parties named above.

     SECTION 1.6  Notices to Noteholders; Waiver.  Where this Indenture provides
                  ------------------------------
for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder, at such Person's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     SECTION 1.7  Effect of Headings and Table of Contents.  The Article and
                  ----------------------------------------
Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

     SECTION 1.8  Successors and Assigns.  All covenants, agreements,
                  ----------------------
representations and warranties in this Indenture by the Indenture Trustee and the Owner Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

     SECTION 1.9  Separability Clause.  In case any provision in this Indenture
                  -------------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.10  Benefits of Indenture.  Nothing in this Indenture or in the
                   ---------------------
Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Owner Participant and its successors and permitted assigns and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.11  GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 1.12  Legal Holidays.  In any case where any Installment Payment
                   --------------
Date, Interest Payment Date or Redemption Date or the Stated Maturity of any Note, or any date on which any Defaulted Installment or Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal, and the Make-Whole Premium, if any, need not be made on such date, and if not made on such date shall instead be made on the next succeeding Business Day with the same force and effect as if made on the Installment Payment Date, Interest Payment Date or Redemption Date or at the Stated Maturity of such Note, or on the date on which the Defaulted Interest is proposed to be paid, and, provided that such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Installment Payment Date, Interest Payment Date, Redemption Date or Stated Maturity, or date for the payment of any Defaulted Installment or Defaulted Interest, as the case may be, to and including such next succeeding Business Day.

     SECTION 1.13  No Recourse Against Others.  No director, officer, employee
                   --------------------------
or stockholder, as such, of the Remainderman Participant, the Remainderman Trustee, the Owner Trustee or the Owner Participant, as the case may be, or any Affiliate of the foregoing shall have any liability for any obligations of the Owner Trustee under this Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


                                   ARTICLE 2

                                   THE NOTES

     SECTION 2.1  Issuable in Series; Designations.  The Notes shall be issuable
                  --------------------------------
hereunder in one or more series and with such designations as are specified in a Supplemental Indenture, including as contemplated by Section 2.12. The aggregate principal amount of the Notes which may be Outstanding at any one time shall not exceed $________.

     SECTION 2.2  Form and Denomination.  The form of the Notes of any series
                  ---------------------
shall be established by or pursuant to the authority granted in the Supplemental Indenture creating such series. The Notes of any series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

     Any Notes of any series may be issued with appropriate insertions, omissions, substitutions or variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes of such series are admitted to trading, or to conform to general usage.

     The Notes of each series shall be issued only in registered form in the denomination of $1,000 or integral multiples thereof, unless otherwise provided in the Supplemental Indenture creating such series.

     SECTION 2.3  Execution of Notes.  The Notes shall be executed on behalf of
                  ------------------
the Owner Trustee by any of its Authorized Officers and attested by any of its Authorized Officers but the same officer shall not execute and attest the same Note. The signature of any of such Authorized Officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of execution of this Indenture.

     SECTION 2.4  Temporary Notes.  Pending the preparation of definitive Notes,
                  ---------------
the Owner Trustee may execute, and, upon the written order of the Owner Trustee signed by a Responsible Officer, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as may be appropriate for temporary Notes, all as may be determined by the officers executing such Notes with the concurrence of the Indenture Trustee.

     If temporary Notes of any series are issued, definitive Notes of such series will be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes held by any Noteholder shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency to be maintained for such purpose pursuant to Section 5.3, without charge to such Noteholder. Upon surrender or cancellation of any one or more temporary Notes, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Notes of the same series with the same interest rate, Installment Payment Dates and Stated Maturity in authorized denominations.
Until so exchanged the temporary Notes shall in all respects be entitled to the same security and benefits under this Indenture as definitive Notes.

     SECTION 2.5  Registration, Registration of Transfer and Exchange.  The
                  ---------------------------------------------------
Indenture Trustee, on behalf of the Owner Trustee, shall keep and make available to the Owner Trustee upon its request, at the designated office of the Registrar, a register in which, subject to such reasonable regulations as the Indenture Trustee may prescribe, the Indenture Trustee shall provide for the registration of Notes (including any temporary Notes) and of transfers and exchanges of Notes. This register is herein sometimes referred to as the "Note
                                                                           ----
Register."
- --------

     Upon surrender for registration of transfer of any Note at the designated office of the Registrar, or at any office or agency maintained for such purpose pursuant to Section 5.3, the Owner Trustee shall execute and register, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series with the same interest rate, Interest Payment Dates, Installment Payment Dates and Stated Maturity as the Notes so to be transferred for a like aggregate principal amount, in any authorized denominations and bearing numbers not contemporaneously outstanding.

     At the option of any Noteholder, Notes may be exchanged for an equal aggregate principal amount of Notes of the same series with the same interest rate, Interest Payment Dates, Installment Payment Dates and Stated Maturity as the Notes so to be exchanged and in any authorized denominations, upon surrender of the Notes to be exchanged at such designated office, or at any other office or agency maintained for such purpose pursuant to Section 5.3. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon registration of transfer or exchange of Notes shall be the valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed, by the Noteholder thereof or its attorney thereunto duly authorized in writing.

     Unless otherwise provided as a term of a series of Notes, no service charge shall be required of any Noteholder with respect to any transfer or exchange of Notes, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 2.4 or 11.5 not involving any transfer.

     The Owner Trustee shall not be required to issue and the Registrar shall not be required to (i) register the transfer of or exchange any Note of any series during a period beginning at the opening of business 15 days before the date of the first mailing of a notice of redemption of Notes of such series and ending at the close of business on the day of first mailing of such notice, (ii) register the transfer of or exchange any Note selected for redemption in whole or in part except the unredeemed portion of any Note selected for redemption in part or (iii) register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before an Installment Payment Date or Interest Payment Date and ending at the close of business on such Installment Payment Date or Interest Payment Date.

     SECTION 2.6  Mutilated, Destroyed, Lost and Stolen Notes.  Upon receipt by
                  -------------------------------------------
the Owner Trustee and the Indenture Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Outstanding Note, and (in the case of any such theft, loss or destruction) of indemnity satisfactory to them, and upon payment, if the Owner Trustee or the Indenture Trustee shall require it, of a reasonable charge and upon reimbursement to the Owner Trustee and the Indenture Trustee of all reasonable expenses incident thereto, and upon surrender and cancellation of such Note, if mutilated, the Owner Trustee may execute, and the Indenture Trustee shall thereupon authenticate and deliver, a new Note of like tenor and of the same series with the same interest rate, Interest Payment Dates,Installment Payment Dates and Stated Maturity in lieu of such stolen, lost, destroyed or mutilated Note, or if any such Note shall have matured or be about to mature, instead of issuing a substituted Note the Owner Trustee may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Owner Trustee, the Indenture Trustee and, if requested by the Owner Trustee, any Paying Agent. Any duplicate Note issued pursuant to this
Section 2.6 shall constitute an original additional contractual obligation of the Owner Trustee entitled to all of the benefits of this Indenture whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time.

     SECTION 2.7  Payment of Interest and Principal.  The Person in whose name
                  ---------------------------------
any Note is registered at the close of business on any Record Date with respect to the immediately succeeding Installment Payment Date or Interest Payment Date, as the case may be, of such Note shall be entitled to receive the Installment Payment Amount, if any, or interest payable on such Installment Payment Date or Interest Payment Date notwithstanding any registration of transfer or exchange of such Note subsequent to such Record Date and on or prior to such Installment Payment Date or Interest Payment Date, except if and to the extent the Owner Trustee shall default in the payment of such Installment Payment Amount or the interest due on such Installment Payment Date or Interest Payment Date, as applicable, in which case such defaulted installment ("Defaulted Installment")
                                                       ---------------------
or defaulted interest (the "Defaulted Interest") shall be paid to the Persons in
                            ------------------
whose names Outstanding Notes of the applicable series are registered at the close of business on a subsequent Record Date (which shall be not less than 10 Business Days prior to the date of payment of such Defaulted

Installment or Defaulted Interest) established by notice given by mail by the Indenture Trustee to the Noteholders of such series not less than 15 days preceding such subsequent Record Date after receipt of an amount of money at least equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest or arrangements satisfactory to the Indenture Trustee have been made for such payment. The term "Record Date" as
                                                              -----------
used with respect to any given series of Notes and any Installment Payment Date or Interest Payment Date, except a date for payment of any Defaulted Installment or Defaulted Interest, shall mean the date specified as such in the Supplemental Indenture providing for the creation of such series.

     Unless otherwise provided with respect to a particular series of Notes, interest on the Notes shall be calculated on the basis of a 360-day year consisting of 12 30-day months.

     Subject to Article 6, the principal of any particular series of Notes may be payable either in full at Stated Maturity or in installments on such dates and in such amounts as provided by the Supplemental Indenture providing for the creation of such series. Except as otherwise provided in the Supplemental Indenture with respect to a series of Notes, principal of the Notes payable at Stated Maturity shall be payable to the Noteholders of such Notes upon presentation and surrender of such Notes at the office or agency for the payment of Notes maintained for such purpose pursuant to Section 5.3. Except as otherwise provided in the applicable Supplemental Indenture with respect to a series of Notes, interest or installments of principal other than installments due at maturity on the Notes shall be paid on the applicable Interest Payment Date or Installment Payment Date by wire transfer of immediately available funds to the Paying Agent and mailed to the registered addresses of the Noteholders as they shall appear on the Note Register as of the Record Date preceding such Installment Payment Date. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

     Notwithstanding the foregoing provisions of this Section 2.7, the Owner Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes in respect of which installments of principal or interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Owner Trustee to the Indenture Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Indenture Trustee.

     Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in replacement of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note, and each such Note shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such registration of transfer, exchange or replacement.

     SECTION 2.8  Persons Deemed Holders.  Prior to due presentment for
                  ----------------------
registration of transfer, the Person in whose name any Note is registered on the Note Register shall be deemed to be the absolute holder of such Note for the purpose of receiving payment of principal (including, subject to the provisions of Section 2.7 regarding the applicable record dates, Installment Payment Amounts) of, the Make-Whole Premium, if any, and (subject to Section 2.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary.

     SECTION 2.9  Cancellation.  All Notes surrendered for payment, redemption
                  ------------
or registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee for cancellation. The Owner Trustee may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Owner Trustee may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed and certification of their destruction delivered to the Owner Trustee unless, by a Request of the Owner Trustee, the Owner Trustee otherwise directs.

     SECTION 2.10  Authentication, Execution, Delivery and Dating of Notes.
                   -------------------------------------------------------
From time to time after the execution and delivery of this Indenture, series of Notes may be issued pursuant to Section 2.12. Unless otherwise specifically provided with respect to a series of Notes, Notes shall be dated as of the date of their authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication in the form provided for in the Supplemental Indenture creating the Notes of such series, executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized officers or signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.11  Source of Payments; Rights and Liabilities of the Owner
                   -------------------------------------------------------
Trustee; the Owner Participant Not Liable.  (a)  All payments of principal of,
- -----------------------------------------
the Make-Whole Premium, if any, and interest on the Notes, and any other amounts due with respect to the Notes, shall be made only from assets subject to or intended to be subject to the lien of the Supplemental Indenture pursuant to which such Notes were issued, the income and proceeds received by the Indenture Trustee therefrom and all payments of principal, the Make-Whole Premium, if any, and interest, and any other amounts due with respect to the Notes, shall be made in accordance with the terms of Section 2.7 and Article 4. The Indenture Trustee agrees, and each Noteholder, by its acceptance of a Note, shall be deemed to agree, (i) that they will look solely to the assets subject to or intended to be subject to the lien of the Supplemental Indenture pursuant to which such Notes were issued, the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to such Noteholder as herein provided and (ii) that neither the Owner Participant nor, except as otherwise expressly provided herein, the Owner Trustee in its individual capacity is liable to any Noteholder or to the Indenture Trustee for any amounts payable under any Note, such Supplemental Indenture or this Indenture.

          (b) Anything herein to the contrary notwithstanding, except as set forth in the following proviso: (i) all and each of the representations, warranties, covenants and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, covenants and agreements by the Owner Trustee in its individual capacity or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Indenture Estate, and this Indenture and the Notes are executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and (ii) no personal liability or responsibility is assumed hereunder or under the Notes by or shall at any time be enforceable against the Owner Trustee in its individual capacity or the Owner Participant on account of any representation, warranty, covenant or agreement hereunder of the Owner Trustee, either express or implied, all such personal liability, if any, being expressly waived by the Indenture Trustee and (by its acceptance of a Note) deemed to have been waived by each Noteholder and by all Persons claiming by, through or under such Noteholder; provided, however, that (A) the Corporate
                                  --------  -------
Owner Trustee in its individual capacity shall be liable hereunder (1) for the performance of its agreements made in such capacity under Section 8 of the Participation Agreement, (2) in the case of the inaccuracy of any representation or warranty on the part of the Corporate Owner Trustee made in its individual capacity under Section 14(d) of the Participation Agreement and (3) for its own willful misconduct or gross negligence; and (B) the Individual Owner Trustee, if any, in his individual capacity shall be liable hereunder (1) for the performance of his agreements made in such capacity under Section 8 of the Participation Agreement, (2) in the case of the inaccuracy of any representation or warranty on the part of the Individual Owner Trustee made in his individual capacity under Section 14(e) of the Participation Agreement and (3) for his own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee in its individual capacity and as the Owner Trustee shall be released from all further duties and obligations hereunder and under each other Operative Document, without prejudice to any claims against such predecessor Owner Trustee in its individual capacity or as the Owner Trustee for any default by such predecessor Owner Trustee in its individual capacity or as the Owner Trustee, respectively, in the performance of its obligations hereunder and under the other Operative Documents to which it is a party prior to such appointment or for any inaccuracies in warranties, willful misconduct or gross negligence during the term of such predecessor Owner Trustee.

     SECTION 2.12  Series of Notes.  (a)  Subject to the satisfaction or waiver
                   ---------------
of the requirements of Section 4(a) of the Participation Agreement and Section 7 of the Purchase Agreement, the Owner Trustee shall have the right to issue Notes to provide a portion of the Owner Trustee Purchase Price. The terms, conditions, designations and maximum aggregate principal amount of each series of such Notes (to the extent not inconsistent with this Indenture) shall be set forth in a Supplemental Indenture which shall be executed by the Owner Trustee and the Indenture Trustee; provided that (i) no Make-Whole Premium or penalty
                           --------
shall be payable as a result of (A) the redemption of such Notes occurring as a result of an Event of Loss or (B) the payment of such Notes after the acceleration of such Notes in connection with the occurrence of an Indenture Event of Default and (ii) the Interest Payment Dates, the Installment Payment Dates and the Record Dates for all Notes shall not differ. The Indenture Trustee shall authenticate and deliver all such Notes in accordance with the provisions of such Supplemental Indenture upon receipt by the Indenture Trustee of the following documents:

               (A) a copy of such Supplemental Indenture and the certificates representing such Notes together with a Request of the Owner Trustee that the Indenture Trustee execute such Supplemental Indenture and authenticate such Notes;

               (B) an Officers' Certificate of each of Tenant and the Owner Trustee stating that each of the requirements for, and conditions precedent to, the issuance of such Notes under this Indenture and such Supplemental Indenture has been satisfied or waived; and

               (C) such additional information, documents, certificates and opinions as shall be reasonably requested by the Indenture Trustee.

     (b) The Owner Trustee shall also have the right to issue Notes in accordance with Section 13.1. The terms, conditions and designations of such Notes (to the extent not inconsistent with this Indenture) shall be set forth in a Supplemental Indenture which shall be executed by the Owner Trustee and the Indenture Trustee. The Indenture Trustee shall authenticate and deliver all such Notes in accordance with the provisions of such Supplemental Indenture upon receipt by the Indenture Trustee of the following documents:

               (A) a copy of such Supplemental Indenture and the certificates representing such Notes together with a Request of the Owner Trustee that the Indenture Trustee execute such Supplemental Indenture and authenticate such Notes;

               (B) an Officers' Certificate of the Owner Trustee stating that each of the requirements for, and conditions precedent to, the issuance of such Notes under this Indenture and such Supplemental Indenture has been satisfied or waived; and

               (C) such additional information, documents, certificates and opinions as shall be reasonably requested by the Indenture Trustee.

     SECTION 2.13   Legends.  Unless sold pursuant to an effective registration
                    -------
statement under the Securities Act, all Notes issued hereunder shall bear the following legend:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                                   ARTICLE 3

                           SATISFACTION AND DISCHARGE

     SECTION 3.1  Satisfaction and Discharge of Indenture.  If at any time (a)
                  ---------------------------------------
the principal of, the Make-Whole Premium, if any, and interest on all of the Notes Outstanding hereunder shall have been paid, (b) all of the Notes theretofore authenticated (other than any such Notes which shall have been replaced or paid as provided in Section 2.6) shall have been delivered to the Indenture Trustee for cancellation or (c) (i) all Notes not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption such that they will become due and payable within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name and at the expense of the Owner Trustee, and (ii) there shall have been irrevocably deposited with the Indenture Trustee as trust funds (A) cash (other than moneys repaid by the Indenture Trustee or any Paying Agent to the Owner Trustee in accordance with
Section 5.2) sufficient to pay, or (B) direct obligations of the United States of America, backed by its full faith and credit and maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay, on each Installment Payment Date and upon the Stated Maturity of each Outstanding Note or upon redemption thereof pursuant to this Indenture (the Owner Trustee hereby agreeing that it will in such case deliver to the Indenture Trustee, at the time such cash or obligations are deposited, a Request of the Owner Trustee irrevocably specifying any such Redemption Date or Dates), and (without duplication) on each Interest Payment Date, the full amount of the principal of, the Make-Whole Premium, if any, and interest on all Outstanding Notes on the date of such deposit and if all other sums payable hereunder and under such Notes to the Noteholders shall have been paid (or held by the Indenture Trustee for payment in the case of unsurrendered Notes or interest checks not cashed), then the terms and conditions set forth in this Indenture shall no longer apply to such Notes (except, in the case of clause (c), as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes,
(iii) rights of Noteholders to receive payments of principal of, the Make-Whole Premium, if any, and interest on the Outstanding Notes on each Installment Payment Date or Interest Payment Date, as the case may be, and upon the Stated Maturity thereof or upon such Redemption Date or Dates, as the case may be (but not upon acceleration (but including the right to receive installments of principal)), (iv) rights, obligations and immunities of the Indenture Trustee hereunder, (v) rights of Noteholders under this Article 3 and (vi) the right, in the case of Outstanding Notes for which a Redemption Date has not been specified, of the Owner Trustee to redeem such Notes pursuant to Article 6), and the Indenture Trustee, upon a Request of the Owner Trustee and at the cost and expense of the Owner Trustee and upon delivery to the Indenture Trustee of an Officers' Certificate of the Owner Trustee and an Opinion of Counsel for the Owner Trustee, each stating that all conditions precedent to the satisfaction and discharge of this Indenture, with respect to such Notes, have been complied with, shall execute proper instruments acknowledging that, except with respect to the cash and direct obligations deposited with the Indenture Trustee and except as otherwise provided in this Article 3, (y) the terms and conditions set forth in this Indenture shall no longer apply to such Notes and (z) the lien of the Supplemental Indenture which created the applicable series of Notes is released with respect to the Indenture Estate. Concurrently with the deposit specified in clause (c) in the first sentence of this Section 3.1, there shall be delivered to the Indenture Trustee an Opinion of Counsel furnished by counsel reasonably satisfactory to the Indenture Trustee and in form and substance reasonably satisfactory to the Indenture Trustee, to the effect that (i) the Holders of such Notes (and, so long as any Pass Through Certificates remain outstanding, the holders of such Pass Through Certificates) will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and such defeasance and will be subject to federal income tax of the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (ii) such defeasance will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended.

     If the lien of the applicable Supplemental Indenture is released with respect to any Notes that will not become due and payable at Maturity or upon redemption (pursuant to a notice of redemption duly given to the Noteholders) within 60 days from the date of deposit pursuant to this Section 3.1, the Indenture Trustee shall, as soon as practicable after the date of such deposit, mail notice by first-class mail, postage prepaid, to such Noteholders at their last addresses as they shall appear upon the Note Register, stating that the deposit required by this Section 3.1 has been made with the Indenture Trustee and that such Notes are no longer entitled to the benefits of this Indenture except with respect to the cash and direct obligations deposited with the Indenture Trustee and except as otherwise provided in this

Article 3 and stating the Maturity or Redemption Date or Dates upon which moneys are to be available for the payment of the principal of, the Make-Whole Premium, if any, and interest on such Notes.

     SECTION 3.2  Application of Deposited Money.  All moneys and obligations
                  ------------------------------
deposited with the Indenture Trustee pursuant to Section 3.1 shall be held in trust and applied by it in accordance with the provisions of this Indenture to the payment of all sums due or to become due for principal and the Make-Whole Premium, if any, and interest on the particular Notes for the payment or redemption of which such moneys and obligations have been deposited with the Indenture Trustee; provided, however, that, in the case of Notes for which a
                   --------  -------
Redemption Date was not specified at the time of deposit of moneys and obligations and which are subsequently called for redemption pursuant to Article 6, upon payment by the Owner Trustee to the Paying Agent of an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on the Redemption Date, the moneys and obligations originally deposited with the Indenture Trustee in respect of such Notes shall be released to the Owner Trustee. The Indenture Trustee and any Paying Agent shall, upon the Request of the Owner Trustee, promptly, and in any event within 5 days after delivery of such Request, pay or return to the Owner Trustee any cash or direct obligations of the United States of America held by them at any time that are not required for the payment of the amounts described above for which cash or direct obligations of the United States of America have been deposited pursuant to clause (c) of Section 3.1.

     SECTION 3.3  Release of Lien on the Property.  (a)  Upon any of:
                  -------------------------------

          (i) the occurrence of an Event of Loss and either (A) payment in full of the principal of and interest on all of the Notes Outstanding or (B) the valid election by Tenant to substitute a property for the Property in accordance with Article 41 of the Lease and the satisfaction by Tenant of all of the conditions and requirements of such substitution pursuant to such Article 41 and
Section 3.3(b) hereof;

          (ii) the termination of the Lease pursuant to Article 39 thereof and either (A) the payment in full of the principal of, the Make-Whole Premium, if any, and interest on all of the Notes Outstanding or (B) the valid election by Tenant to substitute a property for the Property in accordance with Article 41 of the Lease and the satisfaction by Tenant of all of the conditions and requirements of such substitution pursuant to such Article 41 and Section 3.3(b) hereof;

          (iii)  any optional or mandatory redemption or purchase pursuant to
Section 6.1(b)(iii), Section 6.1(b)(v) or Section 6.1(b)(vi) and the payment in full of the principal of, the Make-Whole Premium, if any, and interest on all of the Notes Outstanding; or

          (iv) defeasance in accordance with Section 3.1 hereof;

the Indenture Trustee shall execute proper instruments of reconveyance with respect to, in the case of (i)(B) or (ii)(B) above, the Landlord Interest, or, in the case of (i)(A), (ii)(A), (iii) or (iv) above, the Indenture Estate, and shall release the lien of the Supplemental Indenture pursuant to which such Notes were issued, but only upon receipt by the Indenture Trustee of all of the following:

          (1) A Request from Tenant and the Owner Trustee;

          (2) An Officers' Certificate from Tenant and the Owner Trustee, dated not more than five days prior to the application for such reconveyance or release, stating in substance that the Landlord Interest or the Indenture Estate, as the case may be, is required or permitted to be so sold, disposed of, reconveyed or released pursuant to the provisions hereof and, in the case of (i) or (ii) above, the Lease, and that all conditions precedent herein and, in the case of (i) or (ii) above, in the Lease, provided for relating to such release have been complied with;

          (3) An Opinion of Counsel delivered by Tenant to the Indenture Trustee and the Owner Trustee stating that the certificates, opinions and other instruments which have been or are therewith delivered to and deposited with the Indenture Trustee by Tenant conform to the requirements hereof and the Lease; and

          (4) In the event of the valid election by Tenant to substitute a property for the Property in accordance with Article 41 of the Lease, a favorable Opinion of Counsel delivered by Tenant to the Indenture Trustee and the Owner Trustee as to the validity and perfection of the mortgage and security interest in the substitute property upon effecting the filing and recordation of the Supplemental Indenture that subjects the substitute property to the lien of such Supplemental Indenture.

          (b) In the event of the substitution of the Property as contemplated by Article 41 of the Lease and Section 3.3(a) hereof, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders, subject to fulfillment of the conditions precedent and compliance by Tenant with the conditions set forth in Section 3.3(a) hereof and Article 41 of the Lease, at the expense of Tenant, to execute, deliver and cause to be recorded in the appropriate land records a duplicate original of this Indenture and any applicable Supplemental Indentures, subjecting the substitute property to the lien of such Supplemental Indentures.

          (c) Upon any release provided for under this Section 3.3, the Indenture Trustee shall execute and deliver to the Owner Trustee an instrument releasing the lien in and to the Landlord Interest or Indenture Estate, as the case may be, and shall execute for recording in public offices, at the expense of Tenant, such instruments in writing as the

Owner Trustee or Tenant shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction. The Owner Trustee hereby waives and releases any and all rights, now existing or hereafter acquired, to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with such release or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with such release, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trustee.

          (d) In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute a release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of the purchase moneys.


                                   ARTICLE 4

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                 INCOME AND PROCEEDS FROM THE INDENTURE ESTATE

     SECTION 4.1  Basic Rent; Interest on Overdue Installments of Basic Rent.
                  ----------------------------------------------------------

     (a) Except as otherwise provided in Section 4.3 or 4.7, each installment of Basic Rent, any payment of Special Additional Rent and any payment of Additional Rent under the Lease representing interest on overdue installments of Basic Rent or Special Additional Rent or in respect of interest due under Section 2.7 shall be promptly distributed by the Indenture Trustee on the date such payment is due under the Lease (or as soon thereafter as such payment shall be received by the Indenture Trustee) in respect of the Notes in the following order of priority:

          first, so much of such aggregate amount as shall be required to pay in
          -----
     full the principal of, the Make-Whole Premium, if any, and interest then due on all Outstanding Notes shall be distributed to the Persons entitled thereto and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, Make-Whole Premium, if any, and interest, without any preference or priority of one such Note over another, ratably according to the aggregate amount then due for principal, Make-Whole Premium, if any, and interest at the date of payment; and
          second, the balance, if any, of such installment or payment remaining
          ------
     thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement or as the Owner Trustee may direct.

Subject to Sections 4.2, 4.3 and 4.7, if, as a result of any failure by Tenant to pay in full any installment of Basic Rent or Additional Rent when due (or within any applicable period of grace) or for any other reason, there shall not have been distributed pursuant to this Section 4.1 on any date (or within any applicable period of grace) the full amount then distributable pursuant to clause "first" of this Section 4.1, the Indenture Trustee shall distribute other
        -----
payments of the character referred to in Section 4.4 or 4.5 then held by it or thereafter received by it, except as otherwise provided in Section 4.3, to the Noteholders to the extent necessary to make all the distributions then due pursuant to clause "first" of this Section 4.1(a); provided, however, that, to
                    -----                          --------  -------
the extent any distribution is made from such amounts held pursuant to Section
4.4 or 4.5 and the payment of Basic Rent or Additional Rent in respect of which such distribution was made, is subsequently made, such payment of Basic Rent or Additional Rent, unless an Indenture Event of Default shall have occurred and be continuing, shall be applied to the purpose for which such amount held pursuant to Section 4.4 or 4.5 had been held, subject, in all cases, to the provisions of Sections 4.4 and 4.5. The portion of each such installment or payment made to the Indenture Trustee that is to be distributed by the Indenture Trustee in payment of the Notes shall be applied in accordance with this Section 4.1(a). Any payment received by the Indenture Trustee pursuant to the first sentence of
Section 2.12(a)(i) of the First Supplemental Indenture shall be distributed to the Noteholders in the order of priority set forth in clause "first" of the
                                                              -----
preceding paragraph.

     (b) Subject to Sections 4.2, 4.3 and 4.7, if, at the time of receipt by the Indenture Trustee of any installment of Basic Rent (whether or not then overdue) or Additional Rent of the kind described in Articles 3(b) and 3(c) of the Lease, there shall have occurred and be continuing an Indenture Event of Default, then the Indenture Trustee shall retain such payments (to the extent the Indenture Trustee is not then required to distribute such amount pursuant to clause "first" of Section 4.1(a)) as part of the Indenture Estate and shall not
 -----
distribute any such payments pursuant to clause "second" of Section 4.1(a) until
                                                 ------
the earliest of (i) the first Business Day occurring more than 180 days following (a) in the case of an Indenture Event of Default under Section 8.1(a), the date of the occurrence of such Indenture Event of Default (after giving effect to the grace period set forth in Section 8.1(a)) or (b) in the case of any other Indenture Event of Default, the date on which the Owner Trustee shall have received notice of such Indenture Event of Default (after giving effect to any applicable grace period), in which case such retained payment shall be distributed pursuant to clause "second" of Section 4.1(a), (ii) such time as the
                                ------
Notes shall have been declared, or shall have become, due and payable pursuant to Section 8.2, in which case such retained payment shall be distributed pursuant to Section 4.3 and (iii) such time as such Indenture Event of Default shall no longer be continuing or shall have been cured or waived, in which case such retained payment shall be distributed pursuant to clause "second" of Section
                                                          ------
4.1(a); provided, however, that following an Indenture Event of Default and the
        --------  -------
lapse of 180 days during which period the Indenture Trustee failed to accelerate the Notes, such Indenture Event of Default shall not thereafter be the basis of a retention of any Basic Rent or Additional Rent payment hereunder.

     SECTION 4.2  Amount Received as Result of Event of Loss or Exercise of
                  ---------------------------------------------------------
Option to Terminate.
- -------------------

     (a) Except as otherwise provided in Sections 4.3 and 4.7, if an Event of Loss shall occur, any amounts payable by Tenant under Article 40 of the Lease received by the Indenture Trustee in respect of such Event of Loss shall be distributed on the date of receipt as provided in Section 4.3 in respect of the Notes (except that payments and other amounts shall be distributed under clause "second" thereof first and under clause "first" thereof second).
 ------                                  -----

     (b) If Tenant shall exercise its option to terminate the Lease pursuant to
Article 39 thereof and Tenant shall not have exchanged the Notes pursuant to
Section 7.1 hereof, then (to the extent that there shall have been paid or provision made for payment of the amounts due on the Notes on the Termination
Date) there shall be redeemed on the Termination Date the unpaid principal amount of all Notes, together with the Make-Whole Premium, if any, and all accrued but unpaid interest thereon to the Termination Date. Except as otherwise provided in Section 4.3 or 4.7, any payments received and amounts realized by the Indenture Trustee upon exercise of Tenant's option to terminate the Lease pursuant to Article 39 thereof shall in each case be distributed on the Termination Date as provided in Section 4.3 (except that payments and other amounts shall be distributed under clause "second" thereof first and under
                                           ------
clause "first" thereof second).
        -----

     SECTION 4.3  Amounts Received After, or Held at Time of, Indenture Event of
                  --------------------------------------------------------------
Default.  Except as otherwise provided in Section 4.7, all payments received and
- -------
amounts held or realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to the Lease, Article 8 hereof or any Supplemental Indenture) after an Indenture Event of Default shall have occurred and be continuing, as well as all payments thereafter received or amounts then held by the Indenture Trustee as part of the Indenture Estate, shall be distributed by the Indenture Trustee in respect of the Notes in the following order of priority:

          first, so much of such payments or amounts as shall be required to pay
          -----
     the Indenture Trustee all amounts then due to it pursuant to Article 9 hereof shall be applied to pay the Indenture Trustee such amounts;

          second, so much of such payments or amounts remaining as shall be
          ------
     required to pay in full the principal of, the Make-Whole Premium, if any, and accrued and unpaid interest on the Outstanding Notes to the date of distribution shall be applied ratably to the payment of such principal, the Make-Whole Premium, if any, and interest; and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, the Make-Whole Premium, if any, and interest without priority of one over another, ratably according to the aggregate unpaid principal, the Make-Whole Premium, if any, and interest on all Notes held by each such Noteholder bears to the aggregate unpaid principal, the Make-Whole Premium, if any, and interest thereon to the date of distribution; and

          third, the balance, if any, of such payments or amounts remaining
          -----
     shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement or as the Owner Trustee may direct.

     SECTION 4.4  Amounts Received for Which Provision Is Made in an Operative
                  ------------------------------------------------------------
Document.  Except as otherwise provided in Section 4.1, 4.2 or 4.3, any payments
- --------
received by the Indenture Trustee in respect of the Indenture Estate for which provision as to the application thereof is made in an Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document. Notwithstanding the foregoing, any payments received by the Indenture Trustee (i) from insurers (other than with respect to self-insurance or policy deductibles) with respect to damage or destruction by fire, the elements or any other casualty and as to which Tenant is repairing, rebuilding or restoring pursuant to Article 14(g) of the Lease or (ii) from the applicable condemning authority with respect to a condemnation, confiscation, seizure, requisition or other taking with respect to which Tenant is repairing, rebuilding or restoring the Improvements pursuant to
Article 15(b) of the Lease shall, to the extent provided in Article 14(g) or 15(b) of the Lease, as applicable, and until the requirements of Articles 16(b) and (c) of the Lease have been satisfied, be held by the Indenture Trustee as a part of the Indenture Estate as security for the obligations of the Owner Trustee under this Indenture and the Notes, but during the period of repair, rebuilding or restoration shall be released to Tenant, or to its order, from time to time if and to the extent required by Articles 14(g), 15(b) or 16(b) of the Lease, as the case may be, and, after completion in full thereof, shall be released as contemplated in Article 16(c) of the Lease.

     SECTION 4.5  Amounts Received for Which No Provision Is Made.  Except as
                  -----------------------------------------------
otherwise provided in Section 4.1, 4.2, 4.3 or 4.7 hereof, any payments received and any amounts realized by the Indenture Trustee in respect of the Indenture Estate for which no provision as to the application thereof is made in an Operative Document or elsewhere in this Article 4 shall be held by the Indenture Trustee as part of the Indenture Estate, and, to the extent the same are received or realized at any time after payment in full of the principal of, the Make-Whole Premium, if any, and interest on all the Notes and all other amounts owing to the Noteholders hereunder and under the Notes, such payments and amounts, together with any other amounts remaining as part of the Indenture Estate after payment in full of the principal of, the Make-Whole Premium, if any, and interest on all the Notes and all other amounts owing to the Noteholders hereunder and under the Notes shall be distributed by the Indenture Trustee in the order of priority set forth in clause "second" of Section 4.1(a)
                                                      ------
hereof.

     SECTION 4.6  Payments to the Owner Trustee.  Unless otherwise directed by
                  -----------------------------
the Owner Trustee, all payments to be made to the Owner Trustee hereunder shall be made to the Owner Trustee by wire transfer of immediately available funds as soon as practicable but in any event prior to 2:00 p.m., New York City time, on the date of receipt (except that such payment may be made on the next succeeding Business Day if the Indenture Trustee has received such funds on or after [12]:00 p.m., New York City time, on such date of receipt or if such date of receipt is not a Business Day), to such account at such bank or trust company as the Owner Trustee shall from time to time designate in writing to the Indenture Trustee.

     SECTION 4.7  Excepted Payments.  Anything in this Article 4 or elsewhere in
                  -----------------
this Indenture to the contrary notwithstanding, any Excepted Payment received at any time by the Indenture Trustee shall be distributed as promptly as practicable to the Person entitled to receive such Excepted Payment.


                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1  Payment of Principal, the Make-Whole Premium, If Any, and
                  ---------------------------------------------------------
Interest.  Subject to Section 2.11, the Owner Trustee will duly and punctually
- --------
pay the principal of, the Make-Whole Premium, if any, and interest and any other amounts due under the Notes, hereunder and under any Supplemental Indenture in accordance with, and subject to, the terms of such Notes, this Indenture and any such Supplemental Indenture.

     SECTION 5.2  Money for Note Payments to Be Held in Trust.  All moneys
                  -------------------------------------------
deposited with the Indenture Trustee or with any Paying Agent for the purpose of paying the principal of, the Make-Whole Premium, if any, or interest on any Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such principal, the Make-Whole Premium, if any, or interest, subject to the provisions of this Section 5.2. Moneys so deposited and held in trust shall not be a part of the Indenture Estate but shall constitute a separate trust fund for the benefit of the Noteholders.

     The Owner Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in a trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which such sums were held by such Paying Agent, and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Indenture Trustee or any Paying Agent in trust for the payment of the principal of, the Make-Whole Premium, if any, or interest on any Note and remaining unclaimed for two years and 11 months after such principal, the Make-Whole Premium, if any, or interest has become due and payable shall be paid to the Owner Trustee; and the Holder of such Note shall thereafter, as an unsecured general creditor, look solely to the Owner Trustee to the extent such moneys shall have been paid to the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the
                                                   --------  -------
Indenture Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Owner Trustee, cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Owner Trustee.

     SECTION 5.3  Maintenance of Office or Agency.  The Indenture Trustee, on
                  -------------------------------
behalf of the Owner Trustee, will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of Notes and this Indenture may be served. The Indenture Trustee will give prompt written notice to the Owner Trustee of the location, and of any change in the location, of each such office or agency. If at any time the Indenture Trustee shall fail to maintain any such office or agency or the Indenture Trustee shall fail to furnish the Owner Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Indenture Trustee Office.

     SECTION 5.4  Title; Further Assurances; Recording.  THE OWNER TRUSTEE, IN
                  ------------------------------------
ITS INDIVIDUAL CAPACITY AND AS THE OWNER TRUSTEE, MAKES (a) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, ABSENCE OF LATENT DEFECTS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR FITNESS FOR USE OF THE PROPERTIES (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LANDLORD INTERESTS (OR ANY PART THEREOF), except that the Owner Trustee in its individual capacity represents and warrants that on the Closing Date, the Indenture Estate shall be free of any Owner Trustee Liens and (b) no representation or warranty as to the validity, sufficiency, legality or enforceability of any Operative Document, or as to the correctness of any statement contained therein except, to the extent that any such statement in any Operative Document was or is expressly made by the Owner Trustee in its individual capacity, and except that the Owner Trustee hereby represents and warrants in its individual capacity that it has the requisite corporate power and authority to execute and deliver the Operative Documents and Notes to which it is a party and that such Operative Documents, and Notes, upon execution and delivery, have been or will be, duly executed and delivered by one or more of the Authorized Officers of the Owner Trustee and that its performance of all transactions contemplated herein or therein have been duly authorized by all necessary corporate action.

     SECTION 5.5  Termination of Trust Agreement and Transfer of Interest.
                  -------------------------------------------------------
Unless the Notes and all other sums payable hereunder have been exchanged in accordance with Section 7.1, the Owner Trustee shall not act to terminate or permit the termination of the Trust Agreement or the trust thereunder before the date that the Notes and all other sums payable hereunder to the Noteholders have been paid in full in accordance with Section 3.1. Any such termination of the Trust Agreement or the trust thereunder made prior to the date the Notes and all other sums due hereunder to the Noteholders have been paid in full in accordance with Section 3.1 shall be null and void as of the date of such termination. Except as contemplated by the Operative Documents, without the prior written consent of the Indenture Trustee, the Owner Trustee shall not transfer any interest in the Landlord Interests, either legal or equitable, unless the transferee is Tenant and all Outstanding Notes have been exchanged in accordance with Section 7.1 or all Outstanding Notes have been redeemed in accordance with this Indenture and all other sums payable hereunder and thereunder have been paid.

     SECTION 5.6  Notice of Default.  The Owner Trustee will deliver to the
                  -----------------
Indenture Trustee and Tenant, promptly after an Authorized Officer has obtained actual knowledge thereof, written notice of any Indenture Event of Default and any event which with the giving of notice or lapse of time, or both, would become an Indenture Event of Default.

     SECTION 5.7  Discharge of Liens; Etc.
                  -----------------------

          (a) The Owner Trustee, in its individual capacity, agrees that it shall not, directly or indirectly, create, incur or suffer to exist any Owner Trustee Liens, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Owner Trustee Liens. The Owner Trustee agrees that it shall not, directly or indirectly, incur or suffer to exist any Liens attributable to it in its fiduciary capacity and will promptly take such action as may be necessary to discharge any such Liens.

          (b) Except as expressly permitted by the terms of the Operative Documents, the Owner Trustee will not contract for, create, incur, assume or suffer to exist any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse (other than endorsements for collection in the ordinary course of business) or otherwise be or become contingently liable, directly or indirectly, in respect of the debt of any other Person.

          (c) The Owner Trustee will not enter into any business or activity other than the business of owning the Landlord Interest and the other properties owned by the Owner Trustee under the Trust Agreement and the leasing of such properties to Tenant and the carrying out of the transactions contemplated by the Operative Documents and other activities necessary or appropriate to the maintenance of its existence and the performance of its obligations under the Operative Documents.

     SECTION 5.8  Notice of Remedial Action.  The Owner Trustee shall furnish
                  -------------------------
the Indenture Trustee with prior written notice of any remedy to be undertaken by it pursuant to Article 21 of the Lease.

     SECTION 5.9  Paying Agents.  In the event that the Indenture Trustee shall
                  -------------
elect to appoint a paying agent (the "Paying Agent"), it will cause the Paying
                                      ------------
Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section:

          (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, with respect to each series of Notes (whether such sums have been paid to it by the Indenture Trustee or the Owner Trustee) in trust for the benefit of the Holder of such series of Notes; and

          (b) that it will give the Indenture Trustee notice of any failure by the Owner Trustee to make any payment of the principal of or Make-Whole Premium, if any, or interest on any series of Notes when the same shall be due and payable.

          Anything in this Section 5.9 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section 5.9 are subject to the provisions of Section 5.2. The initial Paying Agent shall be the Indenture Trustee.

     SECTION 5.10  Notice.  In the event an Authorized Officer of the
                   ------
Indenture Trustee shall obtain actual knowledge of an Indenture Default or Indenture Event of Default, the Indenture Trustee shall give prompt notice thereof (but in any event within 10 days of the obtaining of such knowledge) to each Noteholder affected thereby.

                                   ARTICLE 6

                              REDEMPTION OF NOTES

     SECTION 6.1  Applicability of Article.
                  ------------------------

     (a) Any redemption of Notes, as required by any provision of this Indenture, shall be made in accordance with, and only to the extent permitted by, such provision and this Article 6.

     (b) (i) Upon the occurrence of a Casualty or Condemnation, unless Tenant has also elected to substitute a property for the Property in accordance with Article 41 of the Lease, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid outstanding principal amount thereof, without the Make-Whole Premium, together with accrued and unpaid interest thereon, to but excluding the applicable Redemption Date. The Redemption Date for Notes to be redeemed pursuant to this Section 6.1(b)(i) shall be the Purchase Offer Termination Date determined pursuant to Article 40 of the Lease.

          (ii) Upon termination of the Lease pursuant to Article 39 thereof and if Tenant has not elected to cause the Notes to be exchanged pursuant to
     Section 20 of the Participation Agreement and Section 7.1 hereof, or has not satisfied the conditions of such exchange pursuant to Section 7.1, then, unless, in the circumstances described in Article 39(e) of the Lease, Tenant has also elected to substitute a property for the Property in accordance with Article 41 of the Lease, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid outstanding principal amount thereof, plus the Make-Whole Premium, if any, together with accrued but unpaid interest thereon, to but excluding the applicable Redemption Date. The Redemption Date for Notes to be redeemed pursuant to this clause (ii) shall be the Termination Date.

          (iii) Upon the sale of (A) the Landlord Interest or the Owner Participant Interest to Tenant pursuant to Section 3 of the Participation Agreement and if Tenant has not elected to cause the Notes to be exchanged pursuant to Section 20 of the Participation Agreement and Section 7.1 hereof or has not satisfied the conditions to such exchange, or (B) the Landlord Interest to a Third Party Buyer pursuant to Section 3 of the Participation Agreement, then, in any such case, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid outstanding principal amount thereof, plus the Make-Whole Premium, if any, together with accrued but unpaid interest thereon, to but excluding the applicable Redemption Date, which shall be the date upon which the sale of the Landlord Interest or the

     Owner Participant Interest, as the case may be, is completed pursuant to, and in accordance with, Section 3 of the Participation Agreement.

          (iv) In the event of a refinancing in accordance with Section 13.1, each Outstanding Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid principal amount thereof, plus the Make-Whole Premium, if any, together with accrued but unpaid interest thereon, to but excluding the Redemption Date.

          (v) In the event of an election by the Owner Trustee in accordance with Section 8.4(c), each Outstanding Note shall be redeemed in whole at a Redemption Price determined in accordance with Section 8.4(c).

          (vi) The Notes of any series are also subject to redemption to the extent and under the circumstances, if any, set forth in the Supplemental Indenture pursuant to which such Notes were issued.

          (c) Upon the giving of the notice of redemption contemplated by
Section 6.3, and subject to Section 6.4, the principal amount of the Notes to be redeemed, the Make-Whole Premium, if any, and interest thereon to the Redemption Date specified in such notice shall become due and payable on such Redemption Date as provided in Section 6.5.

     SECTION 6.2  Notice to the Indenture Trustee of Redemption.  In case of any
                  ---------------------------------------------
election by the Owner Trustee to redeem any Notes, the Owner Trustee shall, at least 30 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such Redemption Date and of the series, the principal amount and Stated Maturity of Notes to be redeemed.

     SECTION 6.3  Notice of Redemption. Notice of redemption of Notes shall be
                  --------------------
given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 25 days prior to the Redemption Date, to each Holder of a Note to be redeemed, at its address appearing on the Note Register and to the parties named in Section 1.5; provided, however, that in the event of a redemption pursuant to
                --------  -------
Section 6.1(b)(ii), the Indenture Trustee shall not give such notice until such time as Tenant shall no longer have any right to revoke its notice to terminate the Lease under Article 39 thereof.

     Unless otherwise provided as to a particular series of Notes, all notices of redemption shall state:

     (a)  the Redemption Date;

     (b)  the Redemption Price;

     (c) any condition to such redemption including, without limitation, that, if applicable, such redemption is subject to the provisions set forth in
Section 6.4(c);

     (d) that on the Redemption Date, and upon the satisfaction of each such condition, the Notes or portions thereof to be redeemed shall cease to bear interest; and

     (e) the place where such Notes are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Notes to be redeemed shall be given by the Indenture Trustee in the name of the Owner Trustee.

     SECTION 6.4  Deposit of Redemption Price; Credit with Respect to Surrender
                  -------------------------------------------------------------
of Notes.
- --------

     (a) Except as provided in paragraphs (b) and (c) of this Section 6.4, on or prior to any Redemption Date, the Owner Trustee shall deposit, or cause to be deposited, with the Indenture Trustee an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date. Upon receipt of such funds, the Indenture Trustee shall promptly deliver written confirmation of such receipt to the Owner Trustee and Tenant.

     (b) In the event of any redemption resulting from (i) the rejection of a Tenant's Purchase Offer pursuant to Article 40 of the Lease or (ii) a Landlord's Acceptance pursuant to Article 39 of the Lease, the Owner Trustee, no later than thirty-five (35) days prior to the Purchase Offer Termination Date or Termination Date, as the case may be, shall deposit with the Indenture Trustee an amount equal to the principal balance of the Outstanding Notes which are to be redeemed on that date. Upon receipt of such funds, the Indenture Trustee shall promptly deliver written confirmation of such receipt to the Owner Trustee and Tenant. If, following such deposit, Tenant shall default in its obligations under the Lease to pay to the Indenture Trustee on the applicable Redemption Date an amount equal to the Make-Whole Premium, if any, and accrued interest on the Notes to be redeemed plus any other amounts due to the Indenture Trustee pursuant to this Indenture and the other Operative Documents in connection with such redemption, then the Indenture Trustee shall return such deposit to the Owner Trustee; provided, however, that (A) such return of the deposit shall in
               --------  -------
no way waive, impair or otherwise adversely affect the rights of the Owner Trustee and the Indenture Trustee under the Lease in connection with such default by Tenant and (B) the Indenture Trustee shall not release the lien of the Supplemental Indenture pursuant to which such Notes were issued with respect to any portion of the Indenture Estate unless all amounts due to the Indenture Trustee pursuant to this Indenture and the other Operative Documents in connection with such redemption have been received.

     (c) Any redemption notice with respect to an optional redemption of the Notes pursuant to Section 6.1(b)(v) or 6.1(b)(vi) and to which moneys sufficient to pay the principal of, the Make-Whole Premium, if any, and interest on such Notes on the Redemption Date of such Notes shall not have been deposited with the Indenture Trustee, shall state, and it shall be the case that, unless, upon the giving of such notice, such Notes shall be deemed to have been paid pursuant to Section 3.1, such redemption shall be conditional upon the receipt by the Indenture Trustee (on or prior to the Redemption Date) of moneys in immediately available funds sufficient to pay the principal of, the Make-Whole Premium, if any, and interest on such Notes to be redeemed, and that if such moneys shall not have been so received, such notice of redemption shall be of no force and effect, and the Owner Trustee shall not be required to redeem such Notes. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Indenture Trustee shall, on the next Business Day after the date fixed for such redemption, give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

     SECTION 6.5  Notes Payable on Redemption Date.  Notice of redemption having
                  --------------------------------
been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, except as provided in Section 6.4(c), become due and payable at the designated corporate trust office of the Paying Agent at the Redemption Price therein specified, and from and after such date (unless there shall be a default in the payment of the Redemption Price), such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid at the Redemption Price, exclusive, however, of installments of interest maturing on or prior to the Redemption Date payment of which shall have been made or duly provided for to the Noteholders registered as such on the relevant Record Dates, or otherwise, according to the terms and the provisions of Section 2.7.

     Except as provided in Section 6.4(c), if any Note called for redemption shall not be so paid upon surrender thereof for redemption because the Indenture Trustee shall not have received pursuant to Section 6.4 an amount of money sufficient to pay the Redemption Price for such Note, the principal and the Make-Whole Premium, if any, and (to the extent permitted by Applicable Law) any accrued interest thereon shall, until paid, continue to bear interest from the Redemption Date at the rate borne by the Note in respect of overdue payments.

                                 ARTICLE 7

                               EXCHANGE OF NOTES

          SECTION 7.1  Exchange of Obligations of the Owner Trustee for Secured
                       --------------------------------------------------------
Obligations of Tenant.  Upon (i) the termination of the Lease pursuant to
- ---------------------
Article 39 thereof and Tenant and Landlord have failed to sell the Landlord Interest and Landlord shall have accepted Tenant's Purchase Offer or (ii) the sale of the Landlord Interest or the Owner Participant Interest to Tenant pursuant to Section 3 of the Participation Agreement, Tenant may, pursuant to
Section 20 of the Participation Agreement and subject to the satisfaction of the conditions set forth in (a) through (h) below, satisfy all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Notes by exchanging the Notes for secured, full recourse securities of Tenant to be issued under a restated indenture, as described below. Such new or restated securities will be issued on the Termination Date (such date is referred to in this Article 7 as the "Exchange Date").  The following shall be conditions to
                          -------------
the issuance of any new securities in exchange for the Notes:

          (a) Tenant shall have paid all amounts of Rent then due and owing and any other amounts due to the Owner Participant and the Owner Trustee under the Lease and the other Operative Documents through the Exchange Date;

          (b) The securities issued in exchange for the Notes shall be issued in the same aggregate principal amount as the Notes then Outstanding after giving effect to all payments of Rent being made in connection with such exchange, bear the same interest rate, be payable in installments in the same manner, if applicable, have the same Stated Maturity, Interest Payment Dates and Installment Payment Dates and otherwise have substantially the same terms as the Notes;

          (c) The new or restated securities shall be issued under an indenture reasonably satisfactory to the Indenture Trustee and Tenant amending and restating this Indenture pursuant to which:

          (i) Tenant shall assume all of the liabilities and obligations of the Owner Trustee under this Indenture with respect to the Notes on a full recourse basis;

          (ii) Tenant shall reaffirm the liens and security interests granted pursuant to the First Supplemental Indenture with respect to the Indenture Estate;

          (iii) Tenant shall warrant and covenant to defend its title to the Indenture Estate and the validity, perfection and priority of the lien of such restated indenture;

          (iv) Tenant shall warrant and covenant to use, possess, occupy, maintain and repair the Property in accordance with the provisions of the Lease; to not directly or indirectly create, incur, assume, permit or suffer to exist any Liens with respect to the Indenture Estate other than Permitted Liens; and to maintain insurance coverage as required by the provisions of Article 14 of the Lease;

          (v) additional Indenture Events of Default shall be added to Section
     8.1 for failure by Tenant to comply in any material respect with any covenant contained in such Indenture;

          (vi) Section 8.4 hereof and any provision of the applicable Supplemental Indenture limiting the Indenture Trustee's exercise of remedies to a period when the Indenture Trustee is already or concurrently exercising remedies under the Lease shall be deemed deleted and of no further force or effect; and

          (vii) such restated indenture shall also contain or delete such other terms, covenants and conditions as may be reasonably requested by the Indenture Trustee; provided, that the obligations of Tenant in respect of
                        --------  ----
     such new or remaining terms, covenants and conditions are substantially equivalent to the obligations of Tenant under the Operative Documents.

          (d) Tenant shall have delivered to the Indenture Trustee an Officers' Certificate, dated the Exchange Date, stating that Tenant has paid to the Owner Trustee and the Owner Participant all amounts required to be paid to the Owner Trustee and the Owner Participant pursuant to the Operative Documents in connection with such exchange;

          (e) The Indenture Trustee shall have received an Opinion of Counsel for Tenant that the exchange complies in all material respects with applicable securities laws;

          (f) The Indenture Trustee shall have received, on or prior to the Exchange Date, evidence of all corporate action referred to in the Opinion or Opinions of Counsel referred to below;

          (g) The Indenture Trustee and the Owner Trustee shall have received an Opinion or Opinions of Counsel for Tenant, dated the Exchange Date, which, subject to customary qualifications, shall be to the effect that, after giving effect to the restated indenture:

               (i) such indenture constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture;

               (ii) if any Pass Through Trust holds any Notes, the exchange will not cause, nor can it be reasonably foreseen to cause, any such Pass Through Trust to become an "investment company," as defined in the Investment Company Act of 1940, as amended;

               (iii) (A) no Noteholder will be required to recognize income, gain or loss for tax purposes in connection with such exchange; and (B) such exchange will not cause any adverse tax consequences to the holders of the Notes (or, so long as any Pass Through Certificates remain outstanding, to the holders of such Pass Through Certificates); and

               (iv) to such other effect as shall be customary in opinions delivered to such persons in connection with the issuance of similar secured debt securities; and

          (h) No Lien other than Permitted Liens shall exist on the Indenture Estate and, so long as any Pass Through Certificates remain outstanding, the Indenture Trustee shall have received a supplemental title insurance policy or endorsement to the then existing policy, in either case, evidencing that the condition of the first clause of this Section 7.1(h) has been met.

     If all of the foregoing conditions are satisfied, then, automatically and without the requirement of further action by any Person, effective as of the Exchange Date, the Owner Trustee shall be released from all of its obligations under this Indenture in respect of the exchanged Notes or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Exchange Date or arising out of or based upon events occurring on or prior to the Exchange Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee). Any Notes that are not actually surrendered and cancelled shall be deemed to have been so surrendered and cancelled and exchanged for the new securities issued in accordance with this Section 7.1.


                                   ARTICLE 8

                     INDENTURE EVENTS OF DEFAULT; REMEDIES

     SECTION 8.1  Indenture Events of Default. The term "Indenture Event of
                  ---------------------------            ------------------
Default" shall mean any one or more of the following events:
- -------

     (a) the failure of the Owner Trustee to pay when due any payment of principal of, the Make-Whole Premium, if any, or interest on any Note, and such failure shall have continued unremedied for 10 days;

     (b) an Event of Default (other than any such Event of Default arising by reason of nonpayment of, or failure to perform with respect to, any Excepted Payment when due);

     (c) any failure by the Owner Trustee, in its individual capacity or as the Owner Trustee, to comply with any covenant contained in Section 8 of the Participation Agreement (other than failures that solely affect or pertain to properties of the Owner Trustee not comprising a portion of the Indenture Estate), or Section 5.5 or 5.7 hereof, which failure is not remedied within a period of 30 days after notice has been given to the Owner Trustee by the Indenture Trustee or by Holders of at least 25% of the principal amount of the Notes Outstanding; provided, however, that the Owner Trustee shall be given an
                   --------  -------
additional 150 days to correct such failure if the Owner Trustee is diligently proceeding to correct such failure at the end of the original 30 day period and reasonably expects to correct such failure with such additional 150 day period;

     (d) any representation or warranty made by the Owner Trustee, in its individual capacity or as the Owner Trustee, in Section 14(d) of the Participation Agreement or by the Owner Participant in Section 14(b) of the Participation Agreement shall prove at any time to have been inaccurate in any material respect as of the date made (other than inaccuracies solely affecting or pertaining to properties of the Owner Trustee not comprising a portion of the Indenture Estate) and any material adverse impact of such inaccuracy shall continue unremedied for a period of 30 days after there has been given to the Owner Trustee or the Owner Participant, as the case may be, by registered or certified mail, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Default" by the Indenture Trustee or by the Holders of 25% of the principal amount of the Notes Outstanding; provided, however, that the Owner Trustee or the Owner Participant,
             --------  -------
as the case may be, shall be given an additional 30 days to correct such inaccuracy if such inaccuracy is curable but is not reasonably susceptible of cure within 30 days and the Owner Trustee or the Owner Participant, as the case may be, diligently proceeds to correct such inaccuracy;

     (e) the Owner Trustee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking of possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors; or

     (f) a decree or order for relief shall be entered by a court having jurisdiction over the Owner Trustee in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver, liquidator, custodian or other similar official of the Owner Trustee, its interest in the Indenture Estate or any substantial part of the Owner Trustee's property, or ordering the winding-up or liquidation of the Owner Trustee or its affairs, and such decree or order shall remain undismissed or unstayed for a period of 60 consecutive days.

     SECTION 8.2  Acceleration upon Notice; Rescission.
                  ------------------------------------

     (a) Subject to Section 8.2(b), during the continuance of any Indenture Event of Default and subject to the provisions of Section 8.4 hereof and Section
2.12 of the First Supplemental Indenture, the Indenture Trustee, in its discretion may (or when so directed by the Holders of 25% of the principal amount of the Notes Outstanding shall) or the Holders of 25% of the principal amount of the Notes Outstanding may, in any such case, by notice in writing to Tenant and the Owner Trustee (and to the Indenture Trustee if given by Noteholders), declare the principal of all the Outstanding Notes and the interest accrued thereon to be due and payable immediately, and thereupon the same shall become immediately due and payable without the Make-Whole Premium. Upon any exercise of remedies by the Owner Trustee under the circumstances and as permitted by subparagraph (cc) of the Granting Clause that results in the termination of the Lease, acceleration of Rent due thereunder or a demand under
Article 21(d) of the Lease, then, in such case, the Indenture Trustee shall be deemed to have declared the principal of all Outstanding Notes to be due and payable without the Make-Whole Premium upon the receipt by the Indenture Trustee of any payments pursuant to such provisions.

     (b) If (i) an Indenture Event of Default referred to in Section 8.1(e) or
(f) shall have occurred, (ii) an Event of Default referred to in Article 20(v) of the Lease shall have occurred and be continuing at the time the 270-day period referred to in Section 2.1 of the First Supplemental Indenture expires or
(iii) the Landlord Interests are sold or otherwise transferred to any Person other than as expressly provided in Section 2(d) of the Participation Agreement, then, and in every such case, the unpaid principal of the Outstanding Notes, together with interest accrued but unpaid thereon without the Make-Whole Premium, and all other amounts due hereunder shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

     (c) At any time after such acceleration and before any sale of the Indenture Estate as relating to any series of Notes, or any part thereof, shall have been made pursuant to any sale as hereinafter in this Article 8 provided, a Majority in Interest of Noteholders by Directive delivered to Tenant, the Owner Trustee, the Owner Participant and the Indenture Trustee, may rescind and annul such declaration and its consequences if (i) there shall have been paid to or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on all Notes, (B) the principal of and the Make-Whole Premium, if any, on any Notes which have become due otherwise than by such acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal or the Make-Whole Premium and (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Notes for late payments of interest; and (ii) all Indenture Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration,
have been cured or waived as provided in Section 8.3.   No such rescission shall
affect any subsequent Indenture Event of Default or impair any right consequent thereon.

     SECTION 8.3  Waiver of Past Defaults.  Upon receipt of a Directive from a
                  -----------------------
Majority in Interest of Noteholders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that, in the
                                                --------  -------
absence of written instructions from the Noteholders of all Notes then Outstanding, the Indenture Trustee shall not waive any Indenture Default in the payment of the principal of, the Make-Whole Premium, if any, or interest on, or other amounts due under, any Note then Outstanding, or in respect of a covenant or provision hereof that, under Article 11, cannot be modified or amended without the consent of each Noteholder.

     SECTION 8.4  Note Purchase.
                  -------------

     (a)  INTENTIONALLY DELETED.

     (b)  INTENTIONALLY DELETED.

     (c) In the event that at any time one or more Indenture Events of Default caused by an Event of Default shall have occurred and (i) any such Indenture Event of Default shall have continued for a period of 180 days or more during which time the Notes shall not have been accelerated pursuant to Section 8.2,
(ii) the Indenture Trustee shall have given 15 days written notice to the Owner Trustee of the Indenture Trustee's intent to accelerate the Notes pursuant to
Section 8.2(a) (which notice the Indenture Trustee hereby agrees to give prior to any such acceleration) or (iii) the Notes shall have been accelerated pursuant to Section 8.2(b), the Owner Trustee may, at its option, give at least 25 days' notice to the Indenture Trustee that the Owner Trustee will purchase or redeem, on the date specified in such notice, all of the Outstanding Notes in accordance with this Section 8.4(c), and concurrently with the delivery of such notice, deposit with the Indenture Trustee, whether or not such Indenture Event of Default is then continuing, the purchase or redemption price of such Outstanding Notes, which purchase or redemption price shall be equal to the sum of (A) the aggregate unpaid principal amount of any unpaid Notes then Outstanding, plus

(B) accrued but unpaid interest thereon to the date of such purchase or redemption (as well as any interest on overdue principal) plus (C) any other amounts then due and payable to each Noteholder hereunder, plus (D) in the event that the Owner Trustee delivers such notice to the Indenture Trustee prior to the earliest of (1) the giving by the Indenture Trustee of the notice described in clause (ii) of this Section 8.4(c), (2) acceleration of the Notes pursuant to
Section 8.2(b) or (3) 270 days from the Event of Default that caused such Indenture Event of Default, the Make-Whole Premium with respect to such Notes. Upon payment to the Indenture Trustee of such amounts, the Indenture Trustee will terminate any foreclosure proceedings then in progress and each Noteholder will be deemed to sell, assign, transfer and convey to the Owner Trustee (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture, and all Notes held by such Noteholder. On and after the date of payment of such amount to the Indenture Trustee, the Indenture Trustee shall no longer treat the former Noteholders as the "Noteholders," except for purposes of the Noteholder's right to receive their respective portions of the amounts paid to the Indenture Trustee as aforesaid, and on such date the Note Registrar shall register the transfer of ownership of the Notes into the name of the Owner Trustee or its designee.

          (d) The provisions of this Section 8.4 shall not apply during any period when Tenant is either an Owner Participant or otherwise controls the Owner Trustee.


                                   ARTICLE 9

                             THE INDENTURE TRUSTEE

     SECTION 9.1  Certain Rights and Duties of the Indenture Trustee.
                  --------------------------------------------------

          (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Any request or direction of the Owner Trustee mentioned herein shall be sufficiently evidenced by a Request of the Owner Trustee or an Officers' Certificate of the Owner Trustee.

          (c) Whenever in the administration of this Indenture, the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Owner Trustee.

          (d) The Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity (including, without limitation, the advancement of monies for out-of-pocket costs) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Owner Trustee, personally or by agent or attorney.

          (g) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it.

          (h) The Indenture Trustee shall not be personally liable for debts, contracts, liabilities or damages (collectively, "Liabilities") incurred in the
                                                  -----------
management or operation of the Indenture Estate, except such Liabilities which result from its own willful misconduct (including, without limitation, willful breach of contract) or gross negligence, or, in the case of the holding or transfer of funds, negligence.

          (i) For all purposes of this Indenture, in the absence of actual knowledge of an Authorized Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have knowledge of an Indenture Default (except the failure of Tenant to pay any installment of Basic Rent when the same shall become due) unless notified in writing by any Noteholder, the Owner Participant, the Owner Trustee or Tenant.

          (j) Except during the continuance of an Indenture Event of Default or an Event of Default of which the Indenture Trustee has knowledge:

          (i) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

          (ii) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein and the genuineness of all such writings, upon certificates or opinions furnished to the Indenture Trustee and substantially conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine these certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

          (k) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (l) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its willful misconduct except that:

              (i) this clause (1) shall not be construed to limit the provisions of clause (j);

              (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Indenture Trustee, unless it shall be proved that the actions of such Authorized Officer were negligent with respect to ascertaining pertinent facts;

              (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a Majority in Interest of Noteholders relating to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

              (iv) no provision of this Indenture shall require the Indenture Trustee (A) to do anything contrary to law or to the provisions of any Operative Document to which it is a party, (B) to expend or risk its own funds or otherwise incur any

                                      40
     financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or (C) to execute any document or take any action that it shall reasonably determine, or shall have been advised by counsel, is likely to result in personal liability on the part of the Indenture Trustee, unless it shall be indemnified to its satisfaction.

     SECTION 9.2  Not Responsible for Recitals or Issuance of Notes.  The
                  -------------------------------------------------
recitals contained herein, and in the Notes, except the Indenture Trustee's certificates of authentication, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Estate or the Notes, except that the Indenture Trustee in its individual capacity hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf and that it has power to perform hereunder.

     SECTION 9.3  The Indenture Trustee and Authorized Agents May Hold Notes.
                  ----------------------------------------------------------
The Indenture Trustee, any Paying Agent, Registrar or any other agent of the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Owner Trustee and Tenant with the same rights it would have if it were not the Indenture Trustee, Paying Agent, Registrar or such other agent.

     SECTION 9.4  Funds May Be Held by the Indenture Trustee or Paying Agent;
                  -----------------------------------------------------------
Investments.
- -----------

          (a) Subject to Section 5.2 and subsection (b) of this Section 9.4, any moneys held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate may until paid out by the Indenture Trustee or the Paying Agent as herein provided, be carried by the Indenture Trustee or the Paying Agent on deposit with itself, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as otherwise agreed in writing with the Owner Trustee or Tenant.

          (b) At any time and from time to time (subject to Section 3.1), the Indenture Trustee shall, provided no Event of Default or Material Default has occurred and is continuing, at the proper and timely request (given directly by Tenant to the Indenture Trustee) of Tenant acting as the agent of the Owner Trustee, invest and reinvest in Permitted Investments as specified in such request any moneys at the time on deposit with the Indenture Trustee as part of the Indenture Estate, together with any income and gains from the investment and reinvestment thereof, and sell any Permitted Investments, in either case, including accrued interest, as are set forth in such Request, and such Permitted Investments shall be held by the Indenture Trustee until so sold in trust as part of the Indenture Estate; provided that Tenant, on behalf of the Owner Trustee, as agent
                  --------
of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee, on behalf of the Owner Trustee, shall promptly pay to Tenant any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section.

     SECTION 9.5  Compensation, Reimbursement and Indemnification.
                  -----------------------------------------------

          (a) It is understood that the Owner Trustee or, to the extent so provided, Tenant, shall pay all Transaction Expenses in the amounts and manner set forth in Section 32 of the Participation Agreement and that the Owner Trustee shall be entitled to receive Additional Rent from Tenant to pay the reasonable on-going fees and expenses of the Indenture Trustee (including reasonable legal fees) incurred in connection with the performance of the Indenture Trustee's duties under this Indenture and the other Operative Documents. To the extent that the Owner Trustee and Tenant do not fulfill their respective obligations with respect to the compensation and reimbursement of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Indenture Estate with respect to the Landlord Interest, second only to the lien created by this Indenture in favor of the Noteholders, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

     (b) The Owner Trustee hereby agrees to indemnify, or cause to be indemnified, each of the Indenture Trustee, in its individual capacity, any predecessor Indenture Trustee and any Authorized Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trusts created hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but only to the extent such loss, liability or expense is indemnified by Tenant pursuant to Sections 23 and 24 of the Participation Agreement and only if Tenant has failed to pay such loss, liability or expense. To the extent that the Owner Trustee does not fulfill its obligations set forth in the preceding sentence with respect to the indemnification of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Indenture Estate with respect to the Landlord Interest, second only to the lien created by this Indenture in favor of the Noteholders, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

     SECTION 9.6  Corporate Indenture Trustee Required; Eligibility.  There
                  -------------------------------------------------
shall at all times be an Indenture Trustee hereunder, which shall be a Person that has a combined capital and surplus of at least $100,000,000, and is subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Owner Trustee, serve as the Indenture Trustee. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 9.7  Resignation and Removal; Appointment of Successor.
                  -------------------------------------------------

          (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 9.8.

          (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Owner Trustee and Tenant. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Owner Trustee, Tenant and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or any Noteholder who has been a Noteholder for at least six months may, subject to the provisions of Sections 2.5 and 2.6 of the First Supplemental Indenture, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Indenture Trustee.

          (c) The Indenture Trustee may be removed at any time by a Directive delivered to the Indenture Trustee, the Owner Trustee and Tenant.

                                      43
          (d)  If at any time:

               (i)  the Indenture Trustee shall cease to be eligible under
     Section 9.6 and shall fail to resign after written request therefor by the Owner Trustee or by such Noteholder, or

               (ii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or a insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Owner Trustee, acting after consultation with Tenant, may remove the Indenture Trustee or (B) subject to Sections 2.5 and 2.6 of the First Supplemental Indenture, unless the Indenture Trustee's duty to resign is stayed as provided in the Trust Indenture Act, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself
       ---- ----
and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper, remove the Indenture Trustee and appoint a successor Indenture Trustee.

          (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Owner Trustee, acting after consultation with Tenant, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee shall be appointed pursuant to a Directive of a majority in principal amount of the Outstanding Notes delivered to the Owner Trustee, Tenant and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Owner Trustee. If no successor Indenture Trustee shall have been so appointed by the Owner Trustee (acting after consultation with Tenant) or the Noteholders and accepted appointment in the manner provided in
Section 9.8, any Noteholder who has been a bona fide Noteholder for at least six
                                           ---- ----
months may, subject to the provisions of Sections 2.5 and 2.6 of the First Supplemental Indenture, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a successor Indenture Trustee.

          (f) The Owner Trustee shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Indenture Trustee and the address of the Indenture Trustee Office.

     SECTION 9.8  Acceptance of Appointment by Successor.  Every successor
                  --------------------------------------
Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Owner Trustee, Tenant and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but on request of the Owner Trustee or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and it shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.5. Upon request of any such successor Indenture Trustee, the Owner Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

     No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

     SECTION 9.9  Merger, Conversion, Consolidation or Succession to Business.
                  -----------------------------------------------------------
Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

     SECTION 9.10  Maintenance of Agencies.
                   -----------------------

          (a) Any Paying Agent (other than the Indenture Trustee) from time to time appointed hereunder shall execute and deliver to the Indenture Trustee an instrument in which said Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this section, that such Paying Agent will:

               (i) hold all sums held by it for the payment of principal of, the Make-Whole Premium, if any, and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (ii) give the Indenture Trustee within five days thereafter notice of any default in the making of any payment of principal, the Make-Whole Premium, if any, or interest on the Notes; and

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Indenture Trustee may, to the extent authorized by written instructions of the Indenture Trustee, be made to or received or held by a Paying Agent for the account of the Indenture Trustee.

          (b) From time to time the Indenture Trustee for the Notes of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Notes of such series, with power to act on the Indenture Trustee's behalf and subject to its discretion in the authentication and delivery of the Notes of such series in connection with transfers and exchanges under Sections 2.4, 2.5, 2.10 and 6.6 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of the Indenture to authenticate and deliver the Notes of such series. For all purposes of the Indenture, the authentication and delivery of Notes of such series by an Authenticating Agent for such Notes pursuant to this
Section 9.10 shall be deemed to be authentication and delivery of such Notes "by the Indenture Trustee." Any such Authenticating Agent shall at all times be a Person that is eligible to act as an Indenture Trustee hereunder pursuant to the provisions of Section 9.6. If at any time an Authenticating Agent shall cease to be so eligible in accordance with the provisions of Section 9.6, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 9.10.

          (c) If an appointment of an Authenticating Agent with respect to one or more series of Notes is made pursuant to this Section 9.10, the Notes may have endorsed thereon, in addition to the Indenture Trustee's certification of authentication, an alternate certificate of authentication in the following form:

                                      46
                         CERTIFICATE OF AUTHENTICATION

       This is one of the ______________________ Notes, Series ___, Due ___________, described in the within-mentioned Supplemental Indenture.

                Shawmut Bank Connecticut, National Association
                           as the Indenture Trustee


                    By_______________________________
                         As Authenticating Agent


                    By_____________________________
                         As Authorized Officer

          (d) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Owner Trustee may, and at the request of the Indenture Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (which, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Owner Trustee shall promptly appoint one or more qualified successor Authorized Agents approved by the Indenture Trustee and the Owner Trustee to perform the functions of the Authorized Agent who has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Indenture Trustee shall give written notice of any such appointment to all Noteholders as their names and addresses appear on the Note Register.

     SECTION 9.11  Co-Indenture Trustee or Separate Trustee.
                   ----------------------------------------

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the lien of a Supplemental Indenture, or the Indenture Trustee shall be advised by counsel, satisfactory to it, that it is necessary, prudent or convenient in the interest of the Noteholders, or upon receipt of a Directive, the Indenture Trustee and the Owner Trustee shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee either to act as co-trustee or co-trustees of all or any part of the Indenture Estate jointly with the Indenture Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such
property.   In the event the Owner Trustee shall have not joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Indenture Trustee to do so, or in case an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section without the concurrence of the Owner Trustee upon giving written notice to the Owner Trustee of the name and address of such proposed additional trustee; and the Owner Trustee hereby appoints the Indenture Trustee its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies; provided,
                                                                      --------
however, that within 90 days following any appointment of an additional trustee
- -------
without the concurrence of the Owner Trustee, the Owner Trustee may, after consultation with Tenant, if there shall not have occurred and be continuing an Indenture Event of Default, remove such additional trustee by written notice to the Indenture Trustee, the additional trustee and Tenant.

          (b) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and such additional trustee and its successors shall act, subject to the following provisions and conditions, namely:

          (i) the Notes shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the custody, control and management of moneys, papers or securities, shall be exercised, solely by the Indenture Trustee;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

                                      48
          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such additional trustee or trustees, shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the Indenture Trustee, anything herein contained to the contrary notwithstanding;

          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (v) after consultation with Tenant, the Owner Trustee and the Indenture Trustee, at any time by an instrument in writing, executed by them jointly, may remove any such additional trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such additional trustee or trustees, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Owner Trustee shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Indenture Trustee to do so, the Indenture Trustee shall have the power to remove any such additional trustee and to appoint a successor additional trustee without the concurrence of the Owner Trustee; and the Owner Trustee hereby appoints the Indenture Trustee, its agent and attorney to act for it in such connection in such contingency; provided, however, that, if there
                                             --------  -------
     shall not have occurred and be continuing an Indenture Event of Default, within 90 days following any appointment of a successor additional trustee without the concurrence of the Owner Trustee, the Owner Trustee may, after consultation with Tenant, remove such successor additional trustee by written notice to the Indenture Trustee and the successor additional trustee. In the event that the Indenture Trustee alone shall have appointed an additional trustee or trustees as above provided, it may at any time, by an instrument in writing, remove any such additional trustee, the successor to any such additional trustee so removed to be appointed by the Owner Trustee and the Indenture Trustee, or by the Indenture Trustee alone, as hereinbefore in this Section provided, subject to the aforesaid right of the Owner Trustee, if there shall not have occurred and be continuing an Indenture Event of Default, to remove, after consultation with Tenant, such additional trustee within 90 days after such appointment.

     SECTION 9.12  Withholding Taxes.  The Indenture Trustee agrees to exclude
                   -----------------
and withhold from each payment received by the Indenture Trustee of principal, the Make-Whole Premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time. By acceptance of a Note, each Noteholder is deemed to agree that no such withholding shall give rise to an Indenture Default or Indenture Event of Default.


                                  ARTICLE 10

                              NOTEHOLDERS' LISTS

     SECTION 10.1  List of Names and Addresses of Noteholders.  The Indenture
                   ------------------------------------------
Trustee shall preserve in as current a form as is reasonably practicable the most recent list delivered to it pursuant to this Section 10.1, as the case may be, of the names and addresses of the Noteholders. If the Indenture Trustee is not the Registrar, the Registrar will furnish or cause to be furnished to the Indenture Trustee semiannually, on a date not more than 15 days after each regular Record Date with respect to an Interest Payment Date, in each year, and at such other times as the Indenture Trustee may request in, writing, within 30 days after receipt by the Registrar of any such request, a list, in such form as the Indenture Trustee may reasonably require, containing all of the information in the possession or control of the Registrar as to the names and addresses of the Noteholders, in each case as of a date not more than 15 days prior to the time such list is furnished. The Indenture Trustee may destroy any list furnished to it as provided in this Section 10.1, as the case may be, upon receipt of a new list so furnished.


                                  ARTICLE 11

                            SUPPLEMENTAL INDENTURES

     SECTION 11.1  Supplemental Indentures Without Consent of Noteholders.
                   ------------------------------------------------------
Without the consent of any of the Noteholders, each of the Owner Trustee and the Indenture Trustee shall enter into one or more Supplemental Indentures, in form satisfactory to the Indenture Trustee, for the following purposes:

          (a) to effect the issuance of Notes pursuant to Section 2.12;

          (b) subject to the provisions of the Operative Documents, to evidence the succession of another corporation to Tenant or to evidence the succession of another corporation to the Owner Trustee, and the assumption by any such successor of the covenants of the Owner Trustee contained herein and in the Notes;

          (c) to add to the covenants of the Owner Trustee, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Owner Trustee;

          (d) to convey, transfer and assign to the Indenture Trustee, as the case may be, liens and security interests on, in and to additional properties, and to correct or amplify the description of any property at any time subject to the lien of a Supplemental Indenture or to assure, convey and confirm unto the Indenture Trustee, as the case may be, any property included or required to be included in the Indenture Estate;

          (e) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;

          (f) to establish the form or terms of the Notes of any series as permitted by Section 2.12;

          (g) to permit or facilitate the issuance of Notes in uncertificated form;

          (h) to change or amend any provision hereof; provided that such change
                                                       --------
or amendment shall become effective only when there is no Outstanding Note of any series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision;

          (i) to evidence the succession of a new Indenture Trustee hereunder or add a co-trustee or separate trustee and to make provisions as to the rights and duties of such additional trustee and as to the appointment and dismissal of any such additional trustee;

          (j) to make any other amendments or provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Noteholders;

          (k) in the event of a substitution pursuant to Article 41 of the Lease, to subject the substituted property and the Landlord Interest to the liens and security interests contemplated by the Supplemental Indenture pursuant to which such Notes were issued and release the Indenture Estate subject to such Supplemental Indenture;

          (l) to convey, transfer and assign to the Indenture Trustee any additional contiguous land to be included in the Indenture Estate after a condemnation, in accordance with Article 15(c) of the Lease; or

          (m) to effect a refinancing of the Notes pursuant to Section 13.1.

     Notwithstanding the foregoing, no Supplemental Indenture shall become effective except with the consent of the Noteholders of all Notes then Outstanding if as a result thereof the amounts payable to the Owner Trustee under a Lease (other than Excepted Payments) and assigned to the Indenture Trustee hereunder shall not be sufficient to pay when due the principal of, the Make-Whole Premium, if any, and interest on all Outstanding Notes. In the case of clause (k) above, all provisions of this Indenture shall apply with respect to such substituted property and Indenture Estate as if they had constituted a part of the original Indenture Estate.

     SECTION 11.2  Amendments with Consent of Noteholders.  With respect to any
                   --------------------------------------
Supplemental Indenture, with the consent of a Majority in Interest of Noteholders, by Directive delivered to the Owner Trustee and the Indenture Trustee, the Owner Trustee may, and the Indenture Trustee, subject to Section
11.3 hereof, shall, enter into amendments to such Supplemental Indenture for the purpose of adding any provisions to or changing in any manner the rights and obligations of such Noteholders and of the Owner Trustee under this Indenture and such Supplemental Indenture; provided, however, that no such amendment
                                 --------  -------
shall, without the consent of the holder of each Outstanding Note affected thereby,

               (i) change the Stated Maturity of the principal of, or any installment of interest on, or the dates or circumstances of payment of the Make-Whole Premium, if any, on, any Note, or reduce the principal amount thereof or the interest thereon or any amount payable upon the redemption thereof, or change the circumstances for redemption or change the place of payment where, or the coin or currency in which, any Note or the Make-Whole Premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date subject, however, to Section 6.4(c)) or such payment of the Make-Whole Premium, if any, on or after the date such the Make-Whole Premium becomes due and payable or change the dates or the amounts of payments to be made through installment payments in respect of a Note of any series,

               (ii) permit the creation of any Lien prior to the lien of the First Supplemental Indenture with respect to any of the Indenture Estate, or deprive any Noteholder of the security afforded by the lien of the First Supplemental Indenture except as may be required, in the case of the First Supplemental Indenture, to effectuate Article 3 thereof or, in the case of any other Supplemental Indenture, to effectuate any equivalent provision contained therein,

               (iii) terminate the Lease, reduce the amounts payable under the Lease assigned to the Indenture Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal of, the Make-Whole Premium, if any, and interest on the Outstanding Notes,

               (iv) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (v) modify any of the provisions of this Section 11.2, except to increase any such percentage or to provide that certain other provisions of this Indenture or such Supplemental Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

     Upon receipt by the Indenture Trustee of an Officers' Certificate of the Owner Trustee and such other documentation as the Indenture Trustee may reasonably require and upon the filing with the Indenture Trustee of evidence of the Act of such Noteholders, the Indenture Trustee shall join in the execution of such amendment or other instrument, as the case may be, subject to the provisions of Section 11.3.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Owner Trustee and the Indenture Trustee of any amendment pursuant to the provisions of this Section 11.2, the Owner Trustee shall transmit a written notice, setting forth in general terms the substance of such amendment, to Tenant and all Noteholders, as the names and addresses of such Noteholders appear on the Note Register. Any failure of the Owner Trustee to mail such notice, or any defeat therein, shall not, however, in any way impair or affect the validity of any such amendment.

     SECTION 11.3  Execution of Supplemental Indentures.  In executing, or
                   ------------------------------------
accepting the additional trusts created by, any Supplemental Indenture or amendment permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture or amendment is authorized or permitted by this Indenture.

     SECTION 11.4  Effect of Supplemental Indentures.  Upon the execution of any
                   ---------------------------------
Supplemental Indenture permitted under this Article, this Indenture shall be modified in accordance therewith, and each Supplemental Indenture shall form a part of this Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound to this Indenture as so supplemented.

     SECTION 11.5  Reference Notes to Supplemental Indentures.  Notes
                   ------------------------------------------
authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Owner Trustee, bear a notation in form approved by the Owner Trustee and the Indenture Trustee as to any matter provided for in such Supplemental Indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Owner Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any such Supplemental Indenture may be prepared and executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee or other Authorized Agent in exchange for Outstanding Notes.


                                  ARTICLE 12

                           MISCELLANEOUS PROVISIONS

     SECTION 12.1  Execution in Counterparts.  This instrument may be executed
                   -------------------------
in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.2  Tenant Not Liable.  In no event shall any provision of this
                   -----------------
Indenture or the Notes constitute a guaranty or assumption by Tenant of the Notes or the indebtedness represented thereby.

     SECTION 12.3  Limitation of Liability.  It is expressly understood and
                   -----------------------
agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Indenture Trustee is made and intended not as personal representations, undertakings and agreements by Shawmut Bank Connecticut, National Association but is made and intended for the purpose of binding only the Indenture Estate and (b) under no circumstances shall Shawmut Bank Connecticut, National Association be personally liable for the payment of any indebtedness or expenses of the Indenture Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Indenture Trustee under this Indenture (except as otherwise expressly provided herein or in the Operative Documents).

                                  ARTICLE 13

                                  REFINANCING

          SECTION 13.1  Refinancing.  The Owner Trustee shall have the right,
                        -----------
from time to time, to cause a refinancing of all, but not less than all, of the Notes then Outstanding pursuant to a Supplemental Indenture; provided, however,
                                                             --------  -------
that the aggregate principal amount of any notes issued in such refinancing shall not exceed 100% of the aggregate principal amount of the Outstanding Notes to be redeemed in connection with such refinancing.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed on the ____ day of June, 1995, to be effective as of the day and year first above written.

                                      CORPORATE OWNER TRUSTEE:

[Corporate seal]                      Wilmington Trust Company, not in its
                                      individual capacity, except as otherwise provided, but solely as the Corporate
                                      Owner Trustee

Attest:


                                      By:
- -----------------------------            -------------------------------------
Name:                                            Name:
Title:                                           Title:


WITNESSES:


- -----------------------------
Name:



- -----------------------------
Name:


WITNESSES:                            INDIVIDUAL OWNER TRUSTEE:




- -----------------------------         ----------------------------------------
Name: William J. Wade, not in his individual capacity, except as otherwise provided, but solely as the Individual Owner Trustee


- -----------------------------
Name:

                                      CORPORATE INDENTURE TRUSTEE:

[Corporate seal]                      Shawmut Bank Connecticut, National
                                      Association,
                                      not in its individual capacity, except as otherwise provided, but solely as the Corporate Indenture Trustee
Attest:


                                      By:
- -----------------------------            -------------------------------------
Name:                                       Name:
Title:                                      Title:

WITNESSES:



- -----------------------------
Name:



- -----------------------------
Name:


WITNESSES:                            INDIVIDUAL INDENTURE TRUSTEE:




- -----------------------------         -----------------------------------------
Name: Kathy A. Larimore, not in her individual capacity, except as otherwise provided, but solely as the Co-Indenture Trustee

- -----------------------------
Name:

                                  Appendix A

                        DEFINITIONS AND RULES OF USAGE


          Section 1.1  Rules of Usage.  The following rules of usage shall apply
                       --------------
to the document to which this Appendix is appended unless otherwise required by the context:

          (a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

          (b) Unless otherwise indicated, references in the document to which this Appendix is appended to appendices, articles, schedules, sections or exhibits are references to appendices, articles, schedules, sections or exhibits of such document.

          (c) The headings, subheadings and table of contents used in the document to which this Appendix is appended are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect their meaning, construction or effect.

          (d) References to any Person shall include such Person, its successors and permitted assigns.

          (e) "or" is not exclusive and "include" and "including" are not limiting.

          (f) "hereby," "herein," "hereof," "hereunder" or like words used in the document to which this Appendix is appended refer to such document, as it may be amended, modified or supplemented from time to time in accordance with its terms.

          Section 1.2  Definitions.  As used in the document to which this
                       -----------
Appendix is appended, the following terms shall have the respective meanings assigned thereto:

          "Act" when used with respect to any Noteholder shall have the meaning
           ---
set forth in Section 1.4 of the Original Indenture.

          "Additional Rent" shall have the meaning set forth in the Lease.
           ---------------

          "Adjusted Termination Value" shall have the meaning set forth in the
           --------------------------
Lease.

          "Affiliate", with respect to any Person, shall mean any other Person
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to

                                    APP A-2

direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Applicable Law" shall mean all applicable laws, Environmental Laws,
           --------------
statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

          "Assigned Payments" shall have the meaning set forth in the Granting
           -----------------
Clause.

          "Authenticating Agent" shall mean any Person authorized to
           --------------------
authenticate and deliver Notes of any series on behalf of the Indenture Trustee pursuant to Section 9.10(b) of the Original Indenture.

          "Authorized Agent" shall mean any Paying Agent, Registrar or
           ----------------
Authenticating Agent.

          "Authorized Officer" shall mean, with respect to the Indenture
           ------------------
Trustee, any officer in the Corporate Trust Administration department of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note or to execute any Operative Document, and shall mean, with respect to any Owner Trustee, any officer of any Owner Trustee in its Corporate Trust Administration department who shall be duly authorized by appropriate corporate action to deliver an Owner Trustee Request or to execute any Operative Document.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as
           ---------------
amended and as the same may be further amended, and any other Applicable Law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

          "Base Term" shall have the meaning set forth in the Lease.
           ---------

          "Basic Rent" shall have the meaning set forth in the Lease.
           ----------

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
other day on which banks in New York, New York, Troy, Michigan or the city in which the Indenture Trustee's Office is located are authorized or required to be closed, or, if no Note is Outstanding, the city in which the principal corporate trust office of the Owner Trustee is located.

          "Casualty" shall mean an event by which the Improvements or any
           --------
substantial portion thereof are damaged or destroyed and which causes Tenant to terminate the Lease

                                    APP A-3

and to make a Tenant's Purchase Offer in accordance with Articles 14(h) and 40 of the Lease.

          "Closing Date" shall mean June __, 1995.
           ------------

          "Condemnation" shall mean a total or partial condemnation of the
           ------------
Property which causes Tenant to terminate the Lease and to make a Tenant's Purchase Offer in accordance with Articles 15(a) and 40 of the Lease.

          "Corporate Owner Trustee" shall have the meaning set forth in the
           -----------------------
preamble to the Indenture.

          "Deed" shall mean the deed delivered by Tenant or other applicable
           ----
seller to the Owner Trustee pursuant to the Purchase Agreement conveying the Estate for Years in the Land and the fee interest in the Improvements.

          "Defaulted Installment" shall have the meaning set forth in Section
           ---------------------
2.7 of the Original Indenture.

          "Defaulted Interest" shall have the meaning set forth in Section 2.7
           ------------------
of the Original Indenture.

          "Demised Premises" shall have the meaning set forth in the Lease.
           ----------------

          "Directive" shall mean one or more instruments in writing executed in
           ---------
accordance with the terms and provisions of the Indenture by the party issuing the Directive, or its duly authorized agents or attorneys-in-fact, by Persons representing a Majority in Interest of the Holders of the Notes in question directing the Indenture Trustee to take or refrain from taking the action specified in such instrument or otherwise advising the Indenture Trustee;

provided, however, that each Holder of the Notes in question, or its duly
- --------  -------
authorized agent or attorney-in-fact, shall be entitled to direct the Indenture Trustee only with respect to the aggregate unpaid principal amount of such Notes (or portion thereof) issued and Outstanding that are registered in the name of such Holder and that are certified by such Holder or its duly authorized agent or attorney-in-fact to be (a) held by it for its own account and not pledged as collateral for any of its obligations or (b) pledged as collateral for one or more of its obligations, or obligations with respect to which it is acting as trustee under a related indenture, but in respect of which it has received a directive, satisfactory in form and substance to the Indenture Trustee given by the Holder or Holders of a proportionate interest in the obligations secured by such Notes in accordance with the instrument governing such obligations. More than one Directive can be given by a registered Holder of such Notes or its duly authorized agent or attorney-in-fact pursuant to clause (b) of the preceding sentence, and such Directives may be contradictory or inconsistent, so long as each Directive to take

                                    APP A-4

or refrain from taking the action specified therein or otherwise advising the Indenture Trustee meets the requirements of said clause (b).

          "Dollar" or "$" shall mean the lawful currency of the United States of
           ------      -
America.

          "Environmental Claims" shall have the meaning set forth in the Lease.
           --------------------

          "Environmental Law" shall have the meaning set forth in the Lease.
           -----------------

          "Estate for Years" shall mean, with respect to the Property, the
           ----------------
estate for years granted by Tenant or other applicable seller to the Owner Trustee in the land of such Property, for a term of 30 years.

          "Event of Default" shall have the meaning set forth in Article 20 of
           ----------------
the Lease.

          "Event of Loss" shall mean a Casualty or a Condemnation.
           -------------

          "Excepted Payments" shall mean:
           -----------------

          (a) any amounts payable as Additional Rent under the Lease to the Owner Trustee in its individual capacity or to the Owner Participant, including all indemnity payments to which the Owner Trustee in its individual capacity or the Owner Participant, or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees thereof) is entitled under the Operative Documents;

          (b) any amounts other than Basic Rent payable under any Operative Document to reimburse the Owner Trustee or the Owner Participant or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee or the Owner Participant, incurred in connection with any such payment) for performing or complying with any of the obligations of Tenant under and as permitted by any Operative Document;

          (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to, or maintained by, the Owner Trustee in its individual capacity or the Owner Participant or any Affiliate of the Owner Participant;

          (d) any amount payable to, or for the benefit of, the Owner Participant as the purchase price for the interests conveyed pursuant to
     Section 3 of the Participation Agreement; and

                                    APP A-5

          (e) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (d) above.

          "Excepted Rights" shall mean (a) all rights with respect to Excepted
           ---------------
Payments of the Person entitled thereto; provided, however, that the rights of
                                         --------  -------
the Owner Trustee to receive Rent under each Lease shall not constitute an Excepted Right, (b) the rights of such Person to demand, collect, sue for or otherwise receive and enforce payment of Excepted Payments, including, but not limited to, the right to declare an Event of Default under the Lease by reason of such failure to receive an Excepted Payment; provided, however, that the
                                                --------  -------
rights set forth in the clause (b) shall not include any remedies under the Lease other than the right to proceed by appropriate action to enforce performance by Tenant of the applicable covenants or to recover damages because of such failure and (c) all rights and privileges expressly reserved to the Owner Trustee with the Indenture Trustee pursuant to the First Supplemental Indenture for the periods specified in the First Supplemental Indenture and the Original Indenture.

          "Exchange Date" shall have the meaning set forth in Section 7.1 of the
           -------------
Original Indenture.

          "Expenses" shall mean liabilities, obligations, losses (excluding loss
           --------
of anticipated profits), damages, penalties, claims (including Environmental Claims), actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses and reasonable consultants' fees and expenses) of any kind and nature whatsoever, whether or not subject to litigation; provided, however, that "Expenses" shall in no
                           --------  -------        --------
circumstances include ordinary and usual operating or overhead expenses, including internal legal costs.

          "First Supplemental Indenture" shall mean that certain Mortgage, Deed
           ----------------------------
of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture, dated as of the Closing Date, between the Owner Trustee and the Indenture Trustee with respect to the Property, as the same may be amended from time to time.

          "GAAP" shall mean generally accepted accounting principles.
           ----

          "Governmental Action" shall have the meaning set forth in the
           -------------------
Participation Agreement.

          "Governmental Authority" shall mean any local, regional, county, state
           ----------------------
and Federal governments, agencies, authorities, courts and offices having jurisdiction over the Property.

                                    APP A-6

          "Granting Clause" shall mean the clause entitled "GRANT OF SECURITY"
           ---------------
in the First Supplemental Indenture.

          "Granting Clause Documents" shall have the meaning set forth in the
           -------------------------
Granting Clause.

          "Improvements" shall mean the improvements located on the Land.
           ------------

          "Indemnitee" shall have the meaning set forth in the Participation
           ----------
Agreement.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
or lapse of time, or both, would become an Indenture Event of Default.

          "Indenture Estate" shall have the meaning set forth in the First
           ----------------
Supplemental Indenture.

          "Indenture Event of Default" shall mean any of the events specified in
           --------------------------
Section 8.1 of the Original Indenture.

          "Indenture Trustee" shall have the meaning given in the preamble to
           -----------------
the Original Indenture.

          "Indenture Trustee's Liens" shall mean Liens against the Indenture
           -------------------------
Estate that result from acts of, or any failure to act by, or as a result of claims against, the Indenture Trustee, in its individual or fiduciary capacity, unrelated to the transactions contemplated by the Operative Documents or that are in breach of any covenant or agreement of the Indenture Trustee, in its individual or fiduciary capacity, set forth in any of the Operative Documents, unless such action or failure to act is consented to by Landlord and Tenant or is a result of the occurrence or continuance of an Event of Default.

          "Indenture Trustee's Office" shall mean the office of the Indenture
           --------------------------
Trustee located at 777 Main Street, Hartford, Connecticut 06115, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Holder of an Outstanding Note under the Indenture.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by Tenant (who shall be reasonably acceptable to the Owner Participant) on behalf of the Owner Trustee;

provided that if the Indenture Trustee shall not have received written notice of
- -------- ----
such an appointment at least 10 days prior to the applicable redemption date or if an Indenture Event of Default shall have occurred and be continuing,

"Independent Investment Banker" shall mean such an institution
- ------------------------------

                                    APP A-7

appointed by the Indenture Trustee. The fees and expenses of any such Independent Investment Banker shall be paid by Tenant.

          "Individual Owner Trustee" shall have the meaning set forth in the
           ------------------------
preamble to the Indenture.

          "Installment Payment Amount" shall mean, with respect to any
           --------------------------
Outstanding Note, the amount of the installment payment of principal due and payable on each Installment Payment Date other than the Stated Maturity thereof, which amount shall be set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Installment Payment Date" shall mean each date on which an
           ------------------------
Installment Payment Amount is due and payable on any Outstanding Note, as set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Interest Payment Date" shall mean each date on which interest is due
           ---------------------
on any Outstanding Note, as set forth in the Supplemental Indenture creating the applicable series of Notes.

          "Land" shall mean the land described in Exhibit A of the First
           ----                                   ---------
Supplemental Indenture.

          "Landlord" shall have the meaning set forth in the Lease.
           --------

          "Landlord's Acceptance" shall have the meaning set forth in the Lease.
           ---------------------

          "Landlord Interest" shall mean the Improvements on, the Estate for
           -----------------
Years in, and the rights of Landlord under the Option Agreement with respect to, the Land.

          "Lease" shall mean that certain lease, dated as of the Closing Date,
           -----
between Landlord and Tenant covering the Property, as amended, supplemented or otherwise modified from time to time.

          "Liabilities" shall have the meaning set forth in Section 9.1 of the
           -----------
Original Indenture.

          "Lien" shall mean any mortgage, deed of trust, pledge, security
           ----
interest, encumbrance, lien, easement, restriction, servitude or charge of any kind encumbering the Property other than Permitted Exceptions, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to execute as "debtor", any financing or continuation statement

                                    APP A-8

under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

          "Majority in Interest of Noteholders" shall mean Holders of a
           -----------------------------------
particular series or subseries of Notes holding a majority in principal amount of all Outstanding Notes of such series or subseries of Notes at the time of any such determination.

          "Make-Whole Premium" shall mean, with respect to any Notes to be
           ------------------
redeemed, the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the date of such redemption to the Stated Maturity of such Notes discounted semiannually on each Installment Payment Date at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Notes plus accrued but unpaid interest on such Notes (but not any accrued interest in default), as determined by an Independent Investment Banker as of the third Business Day prior to the Redemption Date for such Notes; provided, however, that if such redemption occurs on or after the Make-Whole
- --------  -------
Premium Termination Date for such Note, the Make-Whole Premium shall be zero; provided further, however, that in no event shall the aggregate of all amounts
- -------- -------  -------
accrued or paid pursuant to any Notes or any related document that, under Applicable Laws, constitute or may be deemed to constitute interest on the indebtedness evidenced by such Notes ever exceed the maximum nonusurious rate of interest permitted by whichever of applicable federal or state laws permits the lower interest rate.

          "Make-Whole Premium Termination Date" shall mean, with respect to the
           -----------------------------------
Series *-1 Notes, ______ __, ____, and with respect to the Series *-2 Notes, ______ __, ____.

          "Material Default" shall have the meaning set forth in the Lease.
           ----------------

          "Maturity", when used with respect to any Note, shall mean the date on
           --------
which the principal of such Note becomes due and payable as therein or in the corresponding Indenture provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Noteholder" or "Holder" shall mean the registered owners from time to
           ----------      ------
time of the Outstanding Notes.

          "Note Register" shall have the meaning given in Section 2.5 of the
           -------------
Original Indenture.

          "Notes" shall mean the notes issued pursuant to any Supplemental
           -----
Indenture.

                                    APP A-9

          "Officers' Certificate" shall mean (a) in the case of an Owner Trustee
           ---------------------
in its individual capacity or as Owner Trustee, or in the case of the Indenture Trustee in its individual capacity or as Indenture Trustee, a certificate signed by any Authorized Officer of such Person and (b) in the case of any other Person, a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person.

          "Operative Documents" shall have the meaning set forth in the Purchase
           -------------------
Agreement.

          "Opinion of Counsel" shall mean a written opinion of counsel for any
           ------------------
Person either expressly referred in the Indenture or otherwise reasonably satisfactory to the Indenture Trustee which may include, without limitation, counsel to the Owner Trustee or the Owner Participant, whether or not such counsel is an employee of any of them.

          "Option Agreement" shall mean the Option Agreement, dated as of the
           ----------------
Closing Date, between the Owner Trustee and the Remainderman Trustee setting forth the option of Landlord to ground lease or purchase the Land from the Remainderman Trustee effective at the expiration of the Estate for Years, as amended, supplemented or otherwise modified from time to time.

          "Original Indenture" shall mean that certain Trust Indenture, dated as
           ------------------
of the Closing Date, between the Owner Trustee and the Indenture Trustee with respect to the Property, as the same may be supplemented and/or amended pursuant to Supplemental Indentures.

          "Outstanding", when used with respect to Notes, shall mean, as of the
           -----------
date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the Noteholders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (c) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to the Original Indenture.

                                   APP A-10

          "Owner Participant" shall mean the Owner Participant under the Trust
           -----------------
Agreement.

          "Owner Participant Interest" shall have the meaning set forth in
           --------------------------
Section 2 of the Participation Agreement.

          "Owner Trustee" shall mean Wilmington Trust Company, a Delaware
           -------------
banking corporation, not in its individual capacity, except as expressly provided herein, but solely as owner trustee (together with its permitted successors and assigns, the "Corporate Owner Trustee") having an address at 1100
                             -----------------------
North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 and William J. Wade, not in his individual capacity, except as expressly provided herein, but solely as owner trustee (together with his permitted successors and assigns, the "Individual Owner Trustee"; together with the Corporate Owner
              ------------------------
Trustee, the "Owner Trustee", as trustee under the Trust Agreement, having an
              -------------
address c/o the Corporate Owner Trustee.

          "Owner Trustee Liens" shall have the meaning set forth in Section 8 of
           -------------------
the Participation Agreement.

          "Owner Trustee Purchase Price" shall have the meaning set forth in the
           ----------------------------
Purchase Agreement.

          "Participation Agreement" shall mean the Participation Agreement
           -----------------------
(1995-*), dated as of the Closing Date, among Tenant, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Remainderman Participant, the Remainderman Trustee and the Pass Through Trustee, as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof.

          "Pass Through Certificate" shall mean any Pass Through Certificate
           ------------------------
issued pursuant to a Pass Through Trust Agreement, as contemplated by, or otherwise in connection with, the Participation Agreement.

          "Pass Through Trust" shall mean each Pass Through Trust created
           ------------------
pursuant to a Pass Through Trust Agreement.

          "Pass Through Trust Agreement" shall mean each Pass Through Trust
           ----------------------------
Agreement, dated as of the Closing Date, between Tenant and the Pass Through Trustee.

          "Pass Through Trustee" shall mean Shawmut Bank Connecticut, National
           --------------------
Association, not in its individual capacity except as expressly provided otherwise in the Participation Agreement but solely in its capacity as trustee under each Pass Through Trust

                                   APP A-11

Agreement, and such other person that may from time to time be acting as successor trustee under each Pass Through Trust Agreement.

          "Paying Agent" shall have the meaning set forth in Section 5.9 of the
           ------------
Original Indenture.

          "Permitted Exceptions" shall mean, with respect to the Property, the
           --------------------
Indenture and the Lease and those exceptions to title listed on Schedule B-II to the policy of owner's and lender's title insurance delivered pursuant to Article 5 of the Purchase Agreement and approved by the Owner Trustee and the Indenture Trustee.

          "Permitted Investments" shall mean bonds, notes and other obligations
           ---------------------
of the United States of America and securities unconditionally guaranteed as to the payment of principal and interest by the United States of America or any agency thereof having the full faith and credit of the United States of America, and having maturities, when acquired, of not more than six months or such lesser time as is necessary for payment of any amounts pursuant to the Indenture.

          "Permitted Liens" shall have the meaning set forth in Article 19 of
           ---------------
the Lease.

          "Person" shall mean any individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

          "Property" shall mean the Land together with the Improvements.
           --------

          "Prospectus" shall mean each prospectus contained in the Registration
           ----------
Statement at the time it becomes effective and at the time that any post effective amendment thereto becomes effective and each prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with any sale of the Pass Through Certificates, as the same may be supplemented.

          "Purchase Agreement" shall mean that certain Agreement for Sale of
           ------------------
Real Estate, dated as of the Closing Date, among Tenant, the Owner Trustee, the Remainderman Trustee and the other parties thereto.

          "Purchase Offer Termination Date" has the meaning set forth in the
           -------------------------------
Lease.

          "Record Date" shall have the meaning set forth in Section 2.7 of the
           -----------
Original Indenture.

                                   APP A-12

          "Redemption Date", when used with respect to any Note or portion
           ---------------
thereof to be redeemed, shall mean the date or dates fixed for such redemption by or pursuant to the Indenture.

          "Redemption Price", when used with respect to any Note or portion
           ----------------
thereof to be redeemed, shall mean the price at which such Note or portion thereof is to be redeemed, determined as of the applicable Redemption Date, pursuant to Article 6 of the Original Indenture.

          "Registrar" shall mean any Person acting as Note Registrar pursuant to
           ---------
Section 2.5 of the Original Indenture.

          "Registration Statement" shall mean the Registration Statement on Form
           ----------------------
S-3 (File No. _______), including any amendments or supplements thereto and including all exhibits and schedules thereto and all documents incorporated in such registration statement by reference, filed with the SEC under the Securities Act in connection with the offer, issuance and sale of the Pass-Through Certificates at the time such registration statement becomes effective and at the time that each post-effective amendment thereto becomes effective.

          "Remainderman Participant" shall mean the Remainderman Participant
           ------------------------
under the Remainderman Trust Agreement.

          "Remainderman Trustee" shall mean First Security Bank of Utah, N.A., a
           --------------------
national banking association (the "Corporate Remainderman Trustee") and Val T.
                                   ------------------------------
Orton, an individual (the "Individual Remainderman Trustee"), not in their
                           -------------------------------
individual capacities, but solely as the Remainderman Trustee under the Remainderman Trust Agreement and each additional or separate trustee appointed pursuant to Section 11.2 of the Remainderman Trust Agreement.

          "Remainderman Trust Agreement" shall mean the Remainderman Trust
           ----------------------------
Agreement (1995-*), dated as of June __, 1995, between the Remainderman Trustee and the Remainderman Participant, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and the Participation Agreement.

          "Remaining Weighted Average Life" shall mean, for any Note, at the
           -------------------------------
Redemption Date of such Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the Stated Maturity of such Note, by (ii) the number of days from and including the Redemption Date to but excluding the regularly scheduled dates of each such scheduled payment of principal by (b) the then unpaid principal amount of such Note.

                                   APP A-13

          "Rent" shall have the meaning set forth in the Lease.
           ----

          "Request" shall mean a request signed in the name of the requesting
           -------
party by an Authorized Officer thereof.

          "Responsible Officer" shall mean, with respect to the subject matter
           -------------------
of any representation, warranty, covenant, agreement or obligation of any party contained in any Operative Document, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

          "SEC" shall mean the Securities and Exchange Commission of the United
           ---
States of America, as from time to time constituted, created under the Securities Exchange Act, or if at any time such commission is not existing and performing the duties assigned to it as of the Closing Date under the Trust Indenture Act, then the body performing such duties at such time.

          "Secured Obligations" shall have the meaning set forth in the
           -------------------
paragraph immediately prior to the Granting Clause.

          "Securities Act" shall mean the Securities Act of 1933, as amended and
           --------------
as the same may be further amended, or any comparable successor Applicable Law.

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
1934, as amended and as the same may be further amended, or any comparable successor Applicable Law.

          A "series of Notes" shall mean all Notes issued pursuant to a
             ---------------
particular Supplemental Indenture.

          "Special Additional Rent" shall have the meaning set forth in Article
           -----------------------
3(b) of the Lease.

          "State Law Addendum" means an addendum, if any, to the First
           ------------------
Supplemental Indenture setting forth special granting clauses, provisions regarding remedies of the Indenture Trustee and certain other provisions which are necessary or appropriate to reflect the laws and regulations of the state in which the Property encumbered by the First Supplemental Indenture is located.

                                   APP A-14

          "Stated Maturity", when used with respect to any Note, shall mean the
           ---------------
date specified in such Note as the fixed date on which the final payment of principal of such Note is due and payable.

          "Supplemental Indenture" shall mean a supplemental indenture to the
           ----------------------
Indenture pursuant to which the Notes are issued, including, without limitation, the First Supplemental Indenture.

          "Tax" or "Taxes" shall mean any and all fees (including, without
           ---      -----
limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, net receipts, franchise, value added, ad valorem, gross income, gross receipts, sales, use, excise, transfer, rental, property (personal and real, tangible and intangible), and stamp taxes), levies, imposts, duties, charges, assessments or withholding of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax, interest thereon and other charges.

          "Tenant" shall mean Kmart Corporation, a Michigan corporation.
           ------

          "Tenant's Purchase Offer" shall have the meaning set forth in the
           -----------------------
Lease.

          "Termination Date" shall have the meaning set forth in the Lease.
           ----------------

          "Termination Value" shall have the meaning set forth in the Lease.
           -----------------

          "Transaction Expenses" shall have the meaning set forth in the
           --------------------
Participation Agreement.

          "Treasury Rate" shall mean, with respect to each Note to be redeemed,
           -------------
a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such Note, as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), as published in H.15(519)). For purposes hereof: "H.15(519)" means, Statistical Release H.
                                  ---------
15(519), Selected Interest Rates, or any successor publication, published by the Board of Governors of the Federal Reserve system; "the most recent H.15(5l9)"
                                                   -------------------------
means the latest H.15(519) which is published prior to 12:00 noon New York city time on the third Business Day prior to the applicable Redemption Date; and

"Average Life Date" means, with respect to the redemption
- ------------------

                                   APP A-15

of a Note, the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of such Note.

          "Tripartite Agreement" shall mean that certain Agreement of Covenants,
           --------------------
Conditions and Restrictions (Tripartite Agreement), dated as of the Closing Date, among Tenant, Landlord and the Remainderman Trustee, as amended, modified or otherwise supplemented from time to time.

          "Trust" shall mean the trust created by the Trust Agreement.
           -----

          "Trust Agreement" shall mean the Trust Agreement (1995-*), dated as of
           ---------------
June __, 1995, between the Owner Participant and the Owner Trustee, as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Indenture and the Participation Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
           -------------------
amended and as the same may be further amended, or any comparable successor Applicable Law.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial
           ---      -----------------------
Code as in effect in any applicable jurisdiction.